                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

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                            IMPAX LABORATORIES, INC.

                                       To

                      HSBC BANK USA, NATIONAL ASSOCIATION,

                                   as Trustee

                                   ----------

                                    INDENTURE

                                   Dated as of

                                  June 27, 2005

                                   ----------

            3.5% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2012


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                                TABLE OF CONTENTS

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                                                                                                          PAGE
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
ARTICLE 1 Definitions .......................................................................................1
  Section 1.01.  Definitions ................................................................................1

ARTICLE 2 Issue, Description, Execution, Registration And Exchange Of Debentures............................12
  Section 2.01.  Designation Amount And Issue Of Debentures ................................................12
  Section 2.02.  Form of Debentures ........................................................................12
  Section 2.03.  Date And Denomination Of Debentures; Payments Of Interest .................................13
  Section 2.04.  Execution of Debentures ...................................................................14
  Section 2.05.  Exchange and Registration of Transfer of Debentures; Restrictions on Transfer..............15
  Section 2.06.  Mutilated, Destroyed, Lost or Stolen Debentures ...........................................21
  Section 2.07.  Temporary Debentures ......................................................................22
  Section 2.08.  Cancellation of Debentures ................................................................22
  Section 2.09.  CUSIP Numbers .............................................................................23
  Section 2.10.  Rank.......................................................................................23

ARTICLE 3 Redemption And Repurchase Of Debentures ..........................................................23
  Section 3.01.  Redemption of Debentures ..................................................................23
  Section 3.02.  [Intentionally Omitted.] ..................................................................23
  Section 3.03.  [Intentionally Omitted.] ..................................................................23
  Section 3.04.  [Intentionally Omitted.] ..................................................................23
  Section 3.05.  Repurchase at Option of Holders Upon a Designated Event ...................................23
  Section 3.06.  Repurchase of Debentures by the Company at Option of the Holder ...........................28
  Section 3.07.  Company Repurchase Notice .................................................................29
  Section 3.08.  Effect of Designated Event Repurchase Notice or Repurchase Notice..........................30
  Section 3.09.  Deposit of Purchase Price .................................................................31
  Section 3.10.  Debentures Repurchased in Part ............................................................31
  Section 3.11.  Repayment to the Company ..................................................................31

ARTICLE 4 Subordination Of Debentures ......................................................................32
  Section 4.01.  Agreement of Subordination ................................................................32
  Section 4.02.  Payments to Debentureholders ..............................................................32
  Section 4.03.  Subrogation of Debentures .................................................................35
  Section 4.04.  Authorization to Effect Subordination .....................................................36
  Section 4.05.  Notice to Trustee .........................................................................36
  Section 4.06.  Trustee's Relation to Senior Indebtedness .................................................37
  Section 4.07.  No Impairment of Subordination ............................................................37
  Section 4.08.  Certain Conversions Not Deemed Payment ....................................................38
  Section 4.09.  Article Applicable to Paying Agents .......................................................38
  Section 4.10.  Senior Indebtedness Entitled to Rely ......................................................38
  Section 4.11.  Reliance on Judicial Order or Certificate of Liquidating Agent ............................38

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
ARTICLE 5 Make-Whole Premium ...............................................................................39
  Section 5.01.  Make-Whole Premium ........................................................................39
  Section 5.02.  Payment Of Make-Whole Premium .............................................................41
  Section 5.03.  Adjustments Relating To The Make-Whole Premium ............................................41

ARTICLE 6 Particular Covenants Of The Company ..............................................................42
  Section 6.01.  Payment of Principal, Premium and Interest ................................................42
  Section 6.02.  Maintenance of Office or Agency ...........................................................42
  Section 6.03.  Appointments to Fill Vacancies in Trustee's Office ........................................42
  Section 6.04.  Provisions as to Paying Agent .............................................................42
  Section 6.05.  Existence .................................................................................43
  Section 6.06.  Maintenance of Properties .................................................................44
  Section 6.07.  Payment of Taxes and Other Claims .........................................................44
  Section 6.08.  Rule 144A Information Requirement .........................................................44
  Section 6.09.  Extension and Usury Laws ..................................................................45
  Section 6.10.  Compliance Certificate ....................................................................45
  Section 6.11.  Liquidated Damages Notice .................................................................45
  Section 6.12.  Limitation on Indebtedness ................................................................45
  Section 6.13.  Prohibition on Certain Issuances and Offers ...............................................46
  Section 6.14.  Disclosure on Finalization of Make-Whole Premium Table ....................................46

ARTICLE 7 Debentureholders' Lists And Reports By The Company And The Trustee ...............................47
  Section 7.01.  Debentureholders' Lists ...................................................................47
  Section 7.02.  Preservation And Disclosure Of Lists ......................................................47
  Section 7.03.  Reports By Trustee ........................................................................47
  Section 7.04.  Reports by Company ........................................................................47

ARTICLE 8 Remedies Of The Trustee And Debentureholders On An Event Of Default ..............................48
  Section 8.01.  Events Of Default .........................................................................48
  Section 8.02.  Payments of Debentures on Default; Suit Therefor ..........................................50
  Section 8.03.  Application of Monies Collected By Trustee ................................................52
  Section 8.04.  Proceedings by Debentureholder ............................................................52
  Section 8.05.  Proceedings By Trustee ....................................................................53
  Section 8.06.  Remedies Cumulative And Continuing ........................................................53
  Section 8.07.  Direction of Proceedings and Waiver of Defaults By Majority of Debentureholders............54
  Section 8.08.  Notice of Defaults ........................................................................54
  Section 8.09.  Undertaking To Pay Costs ..................................................................54

ARTICLE 9 The Trustee ......................................................................................55
  Section 9.01.  Duties and Responsibilities of Trustee ....................................................55
  Section 9.02.  Reliance on Documents, Opinions, Etc ......................................................56
  Section 9.03.  No Responsibility For Recitals, Etc .......................................................57
  Section 9.04.  Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures..................57
  Section 9.05.  Monies to Be Held in Trust ................................................................58
  Section 9.06.  Compensation and Expenses of Trustee ......................................................58
  Section 9.07.  Officers' Certificate As Evidence .........................................................58

                                       ii
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
  Section 9.08.  Conflicting Interests of Trustee ..........................................................59
  Section 9.09.  Eligibility of Trustee ....................................................................59
  Section 9.10.  Resignation or Removal of Trustee .........................................................59
  Section 9.11.  Acceptance by Successor Trustee ...........................................................60
  Section 9.12.  Succession By Merger ......................................................................61
  Section 9.13.  Preferential Collection of Claims .........................................................61

ARTICLE 10 The Debentureholders ............................................................................61
  Section 10.01. Action By Debentureholders ................................................................61
  Section 10.02. Proof of Execution by Debentureholders ....................................................62
  Section 10.03. Who Are Deemed Absolute Owners ............................................................62
  Section 10.04. Company-owned Debentures Disregarded ......................................................62
  Section 10.05. Revocation Of Consents, Future Holders Bound ..............................................63

ARTICLE 11 Meetings Of Debentureholders ....................................................................63
  Section 11.01. Purpose Of Meetings .......................................................................63
  Section 11.02. Call Of Meetings By Trustee ...............................................................63
  Section 11.03. Call Of Meetings By Company Or Debentureholders ...........................................64
  Section 11.04. Qualifications For Voting .................................................................64
  Section 11.05. Regulations ...............................................................................64
  Section 11.06. Voting.....................................................................................65
  Section 11.07. No Delay Of Rights By Meeting .............................................................65

ARTICLE 12 Supplemental Indentures .........................................................................65
  Section 12.01. Supplemental Indentures Without Consent of Debentureholders ...............................65
  Section 12.02. Supplemental Indenture With Consent Of Debentureholders ...................................67
  Section 12.03. Effect Of Supplemental Indenture ..........................................................68
  Section 12.04. Notation On Debentures ....................................................................68
  Section 12.05. Evidence Of Compliance Of Supplemental Indenture To Be Furnished To Trustee................68

ARTICLE 13 Consolidation, Merger, Sale, Conveyance And Lease ...............................................69
  Section 13.01. Company May Consolidate On Certain Terms ..................................................69
  Section 13.02. Successor To Be Substituted ...............................................................69
  Section 13.03. Opinion Of Counsel To Be Given Trustee ....................................................70

ARTICLE 14 Satisfaction And Discharge Of Indenture .........................................................70
  Section 14.01. Discharge Of Indenture ....................................................................70
  Section 14.02. Deposited Monies To Be Held In Trust By Trustee ...........................................71
  Section 14.03. Paying Agent To Repay Monies Held .........................................................71
  Section 14.04. Return Of Unclaimed Monies ................................................................71
  Section 14.05. Reinstatement .............................................................................71

ARTICLE 15 Immunity Of Incorporators, Stockholders, Officers And Directors .................................71
  Section 15.01. Indenture And Debentures Solely Corporate Obligations .....................................71

                                       iii
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
ARTICLE 16 Conversion Of Debentures ........................................................................72
  Section 16.01. Right To Convert ..........................................................................72
  Section 16.02. Exercise Of Conversion Privilege; Issuance Of Common Stock On Conversion; No
                 Adjustment For Interest Or Dividends ......................................................74
  Section 16.03. Payment Upon Conversion ...................................................................77
  Section 16.04. Cash Payments in Lieu of Fractional Shares ................................................79
  Section 16.05. Adjustment Of Conversion Rate .............................................................79
  Section 16.06. Effect Of Reclassification, Consolidation, Merger or Sale .................................87
  Section 16.07. Taxes On Shares Issued ....................................................................89
  Section 16.08. Reservation of Shares, Shares to Be Fully Paid; Compliance With Governmental
                 Requirements; Listing of Common Stock .....................................................89
  Section 16.09. Responsibility Of Trustee .................................................................90
  Section 16.10. Notice To Holders Prior To Certain Actions ................................................90
  Section 16.11. Stockholder Rights Plans ..................................................................91

ARTICLE 17 Miscellaneous Provisions ........................................................................92
  Section 17.01. Provisions Binding On Company's Successors ................................................92
  Section 17.02. Official Acts By Successor Corporation ....................................................92
  Section 17.03. Addresses For Notices, Etc ................................................................92
  Section 17.04. Governing Law .............................................................................92
  Section 17.05. Evidence Of Compliance With Conditions Precedent, Certificates To Trustee..................92
  Section 17.06. Legal Holidays ............................................................................93
  Section 17.07. Trust Indenture Act .......................................................................93
  Section 17.08. No Security Interest Created ..............................................................93
  Section 17.09. Benefits Of Indenture .....................................................................93
  Section 17.10. Table Of Contents, Headings, Etc ..........................................................94
  Section 17.11. Authenticating Agent ......................................................................94
  Section 17.12. Execution In Counterparts .................................................................95
  Section 17.13. Severability ..............................................................................95

  Exhibit A      Form  of Debenture .......................................................................A-1
  Exhibit B      Examples of Make-Whole Premium Tables.....................................................B-1

                                    INDENTURE

                INDENTURE dated as of June 27, 2005 between Impax Laboratories, Inc., a Delaware corporation (hereinafter called the "COMPANY"), having its principal office at 3735 Castor Avenue, Philadelphia, Pennsylvania 19124 and HSBC Bank USA, National Association, a national banking association, as trustee hereunder (hereinafter called the "TRUSTEE").

                                   WITNESSETH:

                WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 3.5% Convertible Senior Subordinated Debentures Due 2012 (hereinafter called the "DEBENTURES"), in an aggregate principal amount not to exceed $75,000,000 and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

                WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, a form of assignment, a form of option to elect repurchase upon a designated event, a form of repurchase notice and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

                WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized,

                NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Debentures (except as otherwise provided below), as follows:

                                    ARTICLE 1
                                   DEFINITIONS

                Section 1.01. Definitions. The terms defined in this Section
1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section
1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "HEREIN", "HEREOF", "HEREUNDER" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

                "1.250% DEBENTURES" means the convertible senior subordinated debentures issued pursuant to the 2004 Indenture.

                "2004 INDENTURE" means the Indenture dated as of April 5, 2004 between the Company and Wachovia Bank, National Association, as Trustee, under which the Company's 1.250% Convertible Senior Subordinated Debentures due 2024 are issued and outstanding.

                "90% CONDITION" has the meaning specified in Section 3.05(a).

                "ADJUSTMENT EVENT" has the meaning specified in Section
16.05(i).

                "AGENT MEMBERS" has the meaning specified in Section 2.05(a).

                "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL", when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "APPLICABLE FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded up to the nearest 1/16th of 1%) equal to weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York.

                "AVERAGE CLOSING PRICE" means the arithmetic average of the Closing Sale Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including June 20, 2005.

                "BOARD OF DIRECTORS" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

                "BUSINESS DAY" means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

                "CALCULATION AGENT" has the meaning specified in Section
5.01(d).

                "CASH AMOUNT" has the meaning specified in Section 16.03(a).

                "CASH SETTLEMENT NOTICE PERIOD" has the meaning specified in
Section 16.03(a).

                "CLOSING SALE PRICE" of any security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which such securities are traded or, if such securities are not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or the Nasdaq Small Cap Market or, if neither, by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Company shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

                "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                "COMMON STOCK" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 16.06, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                "COMPANY" means the corporation named as the "COMPANY" in the first paragraph of this Indenture, and, subject to the provisions of Article 13 and Section 16.06, shall include its successors and assigns.

                "COMPANY REPURCHASE NOTICE" has the meaning specified in Section 3.07(b).

                "COMPANY REPURCHASE NOTICE DATE" has the meaning specified in
Section 3.07(b).

                "CONTINUING DIRECTORS" has the meaning specified in Section 3.05(a).

                "CONVERSION DATE" has the meaning specified in Section 16.02.

                "CONVERSION LIMITATION" has the meaning specified in Section 16.02(b).

                "CONVERSION OBLIGATION" has the meaning specified in Section 16.01.

                "CONVERSION PRICE" means, as of any Conversion Date or other date of determination, the dollar amount equal to 130% of the Average Closing Price, subject to adjustment as provided herein.

                "CONVERSION RATE" for each $1,000 principal amount of Debentures, shall equal the quotient of $1,000 divided by the applicable Conversion Price.

                "CONVERSION REFERENCE PERIOD" has the meaning specified in
Section 16.03(a).

                "CONVERSION RETRACTION PERIOD" has the meaning specified in
Section 16.03(a).

                "CONVERSION SETTLEMENT DATE" means, with respect to the Conversion Settlement Distribution, the third Business Day immediately following the date the Conversion Settlement Distribution is determined.

                "CONVERSION SETTLEMENT DISTRIBUTION" has the meaning specified in Section 16.03(a).

                "CONVERSION SHARES CAP" has the meaning specified in Section 16.02(c).

                "CONVERSION TRIGGER PRICE" has the meaning specified in Section 16.01(a).

                "CONVERSION VALUE" has the meaning specified in Section
16.03(a).

                "CORPORATE TRUST OFFICE" or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 452 Fifth Avenue, New York, New York 10018.

                "COST THRESHOLD" means, as of any date of determination, the number of basis points set forth in the table below for the Applicable Federal Funds Rate on such date.

                    APPLICABLE FEDERAL
                       FUNDS RATE         COST THRESHOLD
                    ------------------    --------------
                          > = 3%                300

                          > = 4%                375

                          > = 5%                400

                          > = 6%                425

                          > = 7%                525

                          > = 8%                600

                          > = 9%                700

                         > = 10%                750

                "CURRENT MARKET PRICE" has the meaning specified in Section 16.05(f).

                "CUSTODIAN" means HSBC Bank USA, National Association, as custodian with respect to the Debentures in global form, or any successor entity thereto.

                "DAILY SHARE AMOUNT" has the meaning specified in Section 16.03(a).

                "DEBENTURE" or "DEBENTURES" means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture, including any Global Debenture.

                "DEBENTURE REGISTER" has the meaning specified in Section 2.05.

                "DEBENTURE REGISTRAR" has the meaning specified in Section 2.05.

                "DEBENTUREHOLDER" or "HOLDER" as applied to any Debenture, or other similar terms (but excluding the term "BENEFICIAL HOLDER"), means any Person in whose name at the time a particular Debenture is registered on the Debenture Registrar's books.

                "DECLARATION DATE" has the meaning specified in Section
16.05(i).

                "DEFAULT" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

                "DEFAULTED INTEREST" has the meaning specified in Section 2.03.

                "DEPOSITARY" means, the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Debentures. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "DEPOSITARY" shall mean or include such successor.

                "DESIGNATED EVENT" means the occurrence of (a) a Fundamental Change or (b) the termination of trading in the Common Stock (or other securities into which the Debentures are at such time convertible) on the Nasdaq National Market, The Nasdaq Small Cap Market, any United States national securities exchange or the OTC Bulletin Board, following which the Common Stock (or other securities into which the Debentures are at such time convertible) is no longer approved for trading on the Nasdaq National Market, The Nasdaq Small Cap Market, any United States national securities exchange or the OTC Bulletin Board; provided, however, that until such time as the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2004,a termination of trading as a result of the matters set forth in Item 3.01 of each of the Company's Current Report on Forms 8-K dated March 25, 2005 and filed on March 31, 2005, dated April 5, 2005 and filed April 7, 2005 and dated May 17, 2005 and filed May 23, 2005 shall not be considered a Designated Event hereunder.

                "DESIGNATED EVENT CONVERSION/REPURCHASE PERIOD" means the period beginning upon receipt of the Designated Event Notice and ending thirty (30) Trading Days after the Effective Date.

                "DESIGNATED EVENT EXPIRATION TIME" has the meaning specified in
Section 3.05(b).

                "DESIGNATED EVENT NOTICE" has the meaning specified in Section 3.05(b).

                "DESIGNATED EVENT REPURCHASE DATE" means the Effective Date for a Designated Event. With respect to any repurchase for which a Designated Event Repurchase

Notice has been delivered after the Effective Date and during the Designated Event Conversion/Repurchase Period, the Designated Event Repurchase Date shall mean the date that is three (3) Business Days following the earlier of (i) the end of the Designated Event Conversion/Repurchase Period and (ii) the date of delivery of the Designated Event Repurchase Notice. With respect to any conversion for which a conversion notice is delivered after the Effective Date and during the Designated Event Conversion/Repurchase Period in accordance with
Section 16.02, the Designated Event Repurchase Date shall mean the date that is three (3) Business Days following the applicable Conversion Date.

                "DESIGNATED EVENT REPURCHASE NOTICE" has the meaning specified in Section 3.05(c).

                "DESIGNATED EVENT REPURCHASE PRICE" has the meaning specified in
Section 3.05(a).

                "DESIGNATED SENIOR INDEBTEDNESS" means all obligations under the Senior Credit Facility which, at the date of determination, is allowed pursuant to Section 6.12 of this Indenture.

                "DETERMINATION DATE" has the meaning specified in Section 16.05(j).

                "EFFECTIVE DATE" means the date on which the applicable Designated Event occurs.

                "EVENT OF DEFAULT" means any event specified in Section 8.01 as an Event of Default.

                "EX-DIVIDEND TIME" has the meaning specified in Section
16.01(b).

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                "EXCHANGE PROPERTY" has the meaning set forth in Section
16.01(c).

                "EXPIRATION TIME" has the meaning specified in Section 16.05(e).

                "FAIR MARKET VALUE" has the meaning specified in Section
16.05(f).

                "FISCAL QUARTER" means, with respect to the Company, first, second and third quarters ending March 31, June 30 and September 30, respectively. The Company has a 52 or 53 week fiscal year that ends on the Friday closest to December 31. The Company shall confirm the ending dates of its fiscal quarters for the current fiscal year to the Trustee upon the Trustee's request.

                "FUNDAMENTAL CHANGE" has the meaning specified in Section
3.05(a).

                "GAAP" means United States generally accepted accounting principles, consistently applied. All accounting and financial terms, unless specifically defined in this Indenture, will be interpreted in accordance with GAAP.

                "GLOBAL DEBENTURE" has the meaning specified in Section 2.02.

                "INDEBTEDNESS" means, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances; (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d); (f) any indebtedness or other obligations described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

                "INDENTURE" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

                "INITIAL PURCHASER" means Highbridge International LLC.

                "INITIAL SUPPLEMENTAL INDENTURE MATTERS" has the meaning specified in Section 5.01(c).

                "INTEREST" means, when used with reference to the Debentures, any interest payable under the terms of the Debentures, including contingent interest, if any, and Liquidated Damages, if any, payable under the terms of the Registration Rights Agreement.

                "INTEREST EXPENSE" means, with respect to the Company for any applicable period, gross interest expense of the Company for such period determined in accordance with GAAP, plus any amount of interest capitalization as an asset during the same period.

                "LIQUIDATED DAMAGES" has the meaning specified for "LIQUIDATED DAMAGES AMOUNT" in Section 2(e) of the Registration Rights Agreement.

                "LIQUIDATED DAMAGES NOTICE" has the meaning specified in Section 6.11.

                "LTM EBITDA" means, with respect to the Company as of any date, the Net Income of the Company for the immediately preceding twelve month period (the "LTM PERIOD") for which financials are publicly available, plus without duplication, the sum of the following amounts to the extent deducted in determining Net Income of the Company for such period: (1) Interest Expense, (2) income tax expense, (3) depreciation expense and (4) amortization expense, and minus, onetime or non-cash gains, including but not limited to (1) gains generated from disposition of assets, (2) gains resulted from reversal of charges, (3) gains resulted from change of estimates, (4) gains resulted from change of actuarial assumptions, or (5) extraordinary gains. In connection with acquisitions consummated subsequent to the commencement of the LTM Period, LTM EBITDA shall be calculated for any such acquisition on a pro forma basis for the LTM Period.

                "MAKE-WHOLE PREMIUM" has the meaning specified in Section
5.01(c).

                "MAKE-WHOLE PREMIUM TABLE" has the meaning specified in Section 5.01(c).

                "NET INCOME" means, with respect to the Company for any applicable period, the net income (loss) of the Company for such period, determined on a consolidated basis and in accordance with GAAP.

                "NON-ELECTING SHARE" has the meaning specified in Section 16.06(c).

                "OFFICERS' CERTIFICATE", when used with respect to the Company, means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "VICE PRESIDENT") and the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary of the Company.

                "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, and who shall be reasonably acceptable to the Trustee.

                "OUTSTANDING", when used with reference to Debentures and subject to the provisions of Section 10.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

                (a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                (b) Debentures, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) which shall have been otherwise defeased in accordance with Article 14;

                (c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

                (d)     Debentures converted into Common Stock pursuant to
 Article 16 and Debentures deemed not outstanding pursuant to Article 3.

                "PERSON" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

                "PORTAL MARKET" means the Private Offerings, Resales and Trading through Automatic Linkages Market, commonly referred to as the Portal Market, operated by the National Association of Securities Dealers, Inc. or any successor thereto.

                "PREDECESSOR DEBENTURE" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

                "PREMIUM" means any premium payable under the terms of the Debentures, including, without limitation, any Make-Whole Premium.

                "PRINCIPAL VALUE CONVERSION" has the meaning specified in
Section 16.01.

                "PROVISIONAL REDEMPTION" has the meaning specified in Section 3.01.

                "PUBLICLY TRADED SECURITIES" has the meaning specified in
Section 3.05(a).

                "PURCHASED SHARES" has the meaning specified in Section
16.05(e).

                "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                "RECORD DATE" has the meaning specified in Section 2.03 and
Section 16.05(f).

                "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of June 27, 2005, between the Company and the Initial Purchaser, as amended from time to time in accordance with its terms.

                "REPRESENTATIVE" means (a) the indenture trustee or other trustee, agent or representative for holders of Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness, and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

                "REPURCHASE DATE" has the meaning specified in Section 3.06.

                "REPURCHASE EXPIRATION TIME" has the meaning specified in
Section 3.06.

                "REPURCHASE NOTICE" has the meaning specified in Section 3.06.

                "RESIDUAL CASH VALUE" has the meaning specified in Section 16.03(a).

                "RESIDUAL VALUE SHARES" has the meaning specified in Section 16.03(a).

                "RESPONSIBLE OFFICER" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of or familiarity with the particular subject.

                "RESTRICTED SECURITIES" has the meaning specified in Section 2.05(c).

                "RIGHTS" has the meaning specified in Section 16.11.

                "RULE 144A" means Rule 144A as promulgated under the Securities Act.

                "SECURITIES" has the meaning specified in Section 16.05(d).

                "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                "SENIOR CREDIT FACILITY" means the senior credit facility, under that certain Loan and Security Agreement dated as of October 23, 2002, between Impax Laboratories, Inc, as borrower, and Wachovia Bank, National Association (successor to Congress Financial Corporation), as lender, together with the documents now or hereafter related thereto (including, without limitation, any guarantee agreements and any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding the Company or any Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).

                "SENIOR INDEBTEDNESS" means, whether outstanding on the date of this Indenture or thereafter issued, all Indebtedness of the Company, including without limitation, Designated Senior Indebtedness, including interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) and premium, if any, thereon, and other monetary amounts (including fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof which, at the date of determination, is allowed pursuant to Section 6.12 of this Indenture, and has been specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Senior Indebtedness" for purposes of this Indenture; provided, however, that Senior Indebtedness will not include (1) any obligation of the Company to any majority-owned Subsidiary, (2) any liability for federal, state, foreign, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors of the Company arising in the ordinary course of business, (4) any Indebtedness or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness or obligation of the Company, or (5) obligations in respect of any Common Stock.

                "SIGNIFICANT SUBSIDIARY" means, as of any date of determination, a Subsidiary of the Company that would constitute a "SIGNIFICANT SUBSIDIARY" as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.

                "SPINOFF VALUATION PERIOD" has the meaning specified in Section 16.05(d).

                "STOCK PRICE CAP" has the meaning set forth in Section 5.01(c).

                "STOCK PRICE THRESHOLD" has the meaning set forth in Section 5.01(c).

                "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

                "TRADING DAY" has the meaning specified in Section 16.05(f).

                "TRADING PRICE" means, on any date, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Company for $2,000,000 principal amount of Debentures at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Company, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company, one bid shall be used.

                "TRIGGER EVENT" has the meaning specified in Section 16.05(d).

                "TRIGGERING EVENT" has the meaning specified in Section
16.05(d).

                "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections 12.03 and 15.06; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "TRUST INDENTURE ACT" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

                "TRUSTEE" means HSBC Bank USA, National Association and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

                                    ARTICLE 2
     ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES

                Section 2.01. Designation Amount And Issue Of Debentures. The Debentures shall be designated as "3.5% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2012". Debentures not to exceed the aggregate principal amount of $75,000,000 (except pursuant to Sections 2.05, 2.06, 3.03, 3.05 and 16.02 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "VICE PRESIDENT"), the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary, without any further action by the Company hereunder. Other than as set forth in the preceding sentence, the Company shall not issue any Debentures under this Indenture.

                Section 2.02. Form of Debentures. The Debentures and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on the Portal Market or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

                So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(a), all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (a "GLOBAL DEBENTURE"). The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(a), beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Debenture.

                Any Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Debentures in accordance with this Indenture. Payment of principal of and interest and premium, if any, on any Global Debenture shall be made to the Holder of such Debenture.

                Section 2.03. Date And Denomination Of Debentures; Payments Of Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture Register at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that the interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the redemption date or the Repurchase Date, as the case may be, is an interest payment date, in which case the semi-annual payment of interest becoming due on such date shall be payable to the Holders of such Debentures registered as such on the applicable Record Date). Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register (or upon written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on aggregate principal in excess of $2 million) or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term "RECORD DATE" with respect to any interest payment date shall mean the June 1 or

December 1 preceding the applicable June 15 or December 15 interest payment date, respectively.

                Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any June 15 or December 15 (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Debentureholder on the relevant Record Date by virtue of his having been such Debentureholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten
(10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Debenture Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

                (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any national securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                Section 2.04. Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "VICE PRESIDENT") and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

                In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company, and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

                Section 2.05. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer. (a)The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section
6.02 being herein sometimes collectively referred to as the "DEBENTURE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Debenture Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed "DEBENTURE REGISTRAR" for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 6.02.

                Upon surrender for registration of transfer of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

                Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 6.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

                All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

                All Debentures presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Debenture Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the Debentureholder thereof or his attorney duly authorized in writing.

                No service charge shall be made to any Holder for any registration of, transfer or exchange of Debentures, including those in connection with any redemption, repurchase or conversions pursuant to the terms of this Indenture but the Company may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any such registration of transfer or exchange of Debentures.

                Neither the Company nor the Trustee nor any Debenture Registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of fifteen (15) days next preceding any selection of Debentures to be redeemed, (b) any Debentures or portions thereof surrendered for conversion pursuant to Article 16, (c) any Debentures or portions thereof tendered for redemption (and not withdrawn) pursuant to Section 3.05 or (d) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.06.

                (b) The following provisions shall apply only to Global
Debentures:

                        (i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.

                        (ii) Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless
                (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture and a successor depositary has not been appointed by the Company within ninety days or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) an Event of Default has occurred and is continuing or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures. Any Global Debenture exchanged pursuant to clause
                (A) or (B) above shall be so exchanged in whole and not in part and any Global Debenture exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Debenture issued in exchange for a Global Debenture or any portion thereof shall be a Global Debenture; provided that any such Debenture so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Debenture.

                        (iii) Securities issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Debenture to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Debenture Registrar. With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debenture issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

                        (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Debentures in definitive, fully registered form, without interest coupons.

                        (v) Neither any members of, or participants in, the Depositary ("AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debenture registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Debenture.

                        (vi) At such time as all interests in a Global Debenture have been redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, converted, canceled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global

                Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

                (c) Every Debenture that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Debentures and required to bear the legend set forth in Section 2.05(c), collectively, the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each such Restricted Security, by such Debentureholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.05(c) and 2.05(d), the term "TRANSFER" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

                Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in substantially the following form, unless such Debenture has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THE DEBENTURE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS DEBENTURE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS DEBENTURE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE EXCEPT
(A) TO IMPAX LABORATORIES, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO HSBC BANK USA, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A

TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS DEBENTURE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO HSBC BANK USA, NATIONAL ASSOCIATION (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS DEBENTURE PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS DEBENTURE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTION.

                Any Debenture (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Debenture for exchange to the Debenture Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). If the Restricted Security surrendered for exchange is represented by a Global Debenture bearing the legend set forth in this Section 2.05(c), the principal amount of the legended Global Debenture shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the legend set forth in this Section 2.05(c) shall be increased by an equal principal amount. If a Global Debenture without the legend set forth in this Section 2.05(c) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Debenture to the Depositary.

                (d) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Debenture shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or such Common Stock has been issued upon conversion of Debentures that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE

HOLDER HEREOF AGREES THAT, UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE COMMON STOCK EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO IMPAX LABORATORIES, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE), IT WILL FURNISH TO STOCKTRANS, INC., AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(D) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

                Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

                (e) Any Debenture or Common Stock issued upon the conversion of a Debenture that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Debentures or Common Stock, as the case may be, no longer being "Restricted Securities" (as defined under Rule 144).

                (f) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Debentureholder and all payments to be made to Debentureholders under the Debentures shall be given or made only to or upon the order of the registered Debentureholders (which shall be the Depository or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depository subject to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members.

                The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                Section 2.06. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case, the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

                Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Debenture and make available for delivery such Debenture. Upon the issuance of any substituted Debenture, the Company may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been tendered for redemption upon a Designated Event (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

                Every substitute Debenture issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

                Section 2.07. Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 6.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

                Section 2.08. Cancellation of Debentures. All Debentures surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Debenture Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All cancelled Debentures held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company order the Company shall direct that cancelled Debentures be returned to it. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

                Section 2.09. CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                Section 2.10. Rank. The Debentures shall be senior, subordinated, unsecured obligations of the Company and shall rank (a) pari passu with all other existing or future senior, subordinated, unsecured obligations of the Company allowed pursuant to Section 6.12 of this Indenture, (b) senior in right of payment to the 1.250% Debentures and any future subordinated obligations of the Company and (c) junior to the Designated Senior Indebtedness and other Senior Indebtedness allowed pursuant to Section 6.12 of this Indenture. The Debentures shall constitute "Senior Indebtedness", and the Company hereby specifically designates the Debentures as "Designated Senior Indebtedness", in each case, under the 2004 Indenture.

                                    ARTICLE 3
                     REDEMPTION AND REPURCHASE OF DEBENTURES

                Section 3.01. Redemption of Debentures. The Debentures may not be redeemed at the option of the Company, at any time prior to maturity, in whole or in part.

                Section 3.02. [Intentionally Omitted.]

                Section 3.03. [Intentionally Omitted.]

                Section 3.04. [Intentionally Omitted.]

                Section 3.05. Repurchase at Option of Holders Upon a Designated Event. (a) (i) If there shall occur any Designated Event at any time prior to maturity of the Debentures, then each Debentureholder shall have the right, at such Holder's option, to require the Company to redeem all of such Holder's Debentures then outstanding, or any portion thereof that is a multiple of $1,000 principal amount, on the Designated Event Repurchase Date at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date (the "DESIGNATED EVENT REPURCHASE PRICE"); provided that if such Designated Event Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, then the interest payable on such interest payment date shall be paid to the holders of record of the Debentures on the applicable Record Date instead of the holders surrendering the Debentures for redemption on such date.

                A "FUNDAMENTAL CHANGE" will be deemed to have occurred at any time after the Debentures are originally issued when any of the following events shall occur:

                (1) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, its subsidiaries or the Company's or its subsidiaries' employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock entitled to vote generally in the election of directors; or

                (2) consummation of any share exchange, consolidation or merger of the Company pursuant to which its Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than the Company or one or more of its subsidiaries; provided, however, that a transaction where the holders of the Common Stock immediately prior to such transaction have directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Fundamental Change; or

                (3) Continuing Directors cease to constitute at least a majority of the Board of Directors; or

                (4) the approval by the holders of the Company's capital stock of any plan or proposal for liquidation or dissolution.

                (ii) Notwithstanding any provision hereof to the contrary, no Designated Event shall be deemed to have occurred in respect of the foregoing if at least 90% of the consideration (excluding cash payments for fractional shares) (the "90% CONDITION") in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (such securities being referred to as "PUBLICLY TRADED SECURITIES"), and, as a result of the transaction or transactions, the Debentures become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares).

                For purposes of this Section 3.05(a), (a) "CONTINUING DIRECTORS" means a director who either was a member of the Company's board of directors on the date of this Indenture or who becomes a member of the Company's board of directors subsequent to that date and whose appointment, election or nomination for election by the Company's stockholders is duly approved by a majority of the continuing directors on the Company's board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the board of directors in which such individual is named as nominee for director and (b) the "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into any equity interest), warrants or options to acquire an equity interest in such Person.

                Upon presentation of any Debenture redeemed in part only, the Company shall execute and, upon the Company's written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Debentures presented.

                (b) Within ten days after which the Company knows of the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders a notice (the "DESIGNATED EVENT NOTICE") of such Designated Event and of the redemption right at the option of the Holders arising as a result thereof. If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Debentureholders. Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the redemption of any Debenture which any Debentureholder may elect to have the Company redeem as provided in this Section 3.05.

                Each Designated Event Notice shall state, among other things:

                (1)     briefly, the events causing the Designated Event;

                (2)     the date of the such Designated Event;

                (3) that the Holder must exercise the redemption right prior to the close of business on the Business Day prior to the Designated Event Repurchase Date (the "DESIGNATED EVENT EXPIRATION TIME");

                (4) the Designated Event Repurchase Price, including the amount of interest accrued and Liquidated Damages, if any, on each Debenture to the Designated Event Repurchase Date;

                (5)     the anticipated Designated Event Repurchase Date;

                (6) the name and address the agent to whom the Holder is to surrender such Holder's debentures;

                (7) the Conversion Rate and any adjustments to the Conversion Rate;

                (8) that the Holder can only convert surrendered Debentures if the Holder withdraws any Debentures surrendered prior to the Designated Event Expiration Time in accordance with the terms of the Indenture;

                (9) a description of the procedure which a Holder must follow to exercise such redemption right and to withdraw any surrendered Debentures;

                (10) the CUSIP number or numbers of the Debentures (if then generally in use);

                (11) in the case of a Fundamental Change, that a Make-Whole Premium is required to be paid by the Company upon any conversion in connection with a Fundamental Change; and

                (12) in the case of a Fundamental Change, whether such Make-Whole Premium shall be paid by delivery of shares of Common Stock (other than cash in lieu of fractional shares) or in the same form of consideration into which shares of Common Stock have been converted in connection with such Fundamental Change in accordance with Section 5.01(d) (and containing such information required by Section 5.01(d)).

                If any of the Debentures is in the form of a Global Debenture, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary.

                No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders' redemption rights or affect the validity of the proceedings for the redemption of the Debentures pursuant to this Section 3.05.

                (c) For a Debenture to be so redeemed at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, the form entitled "DESIGNATED EVENT REPURCHASE NOTICE" duly completed, on or before the Designated Event Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for redemption shall be determined by the Company, whose determination shall be final and binding absent manifest error.

                The Designated Event Repurchase Notice shall state, among other things:

                (1) the certificate numbers of the Debentures that the Holder will deliver to be purchased or the appropriate Depositary procedures if certificated Debentures have not been issued;

                (2) the portion of the principal amount of Debentures that the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

                (3) that the Debentures shall be purchased pursuant to the terms and conditions specified in this Article 3 of the Debentures and in this
Indenture.

                (d) For a Debenture to be so redeemed at the option of a Holder, the Debentures must be delivered or transferred by book-entry to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the Designated Event Repurchase Notice (together with all necessary endorsements) but on or prior to the Designated Event Expiration Time at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in Section 6.02, such delivery being a condition to the receipt by the Holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section 3.05(d) only if the Debenture so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Repurchase Notice.

                The Company shall purchase from the Holder thereof, pursuant to this Section 3.05, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

                Any purchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Designated Event Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

                Notwithstanding anything herein to the contrary, any Holder delivering the Designated Event Repurchase Notice contemplated by this Section 3.05(c) shall have the right to withdraw such Designated Event Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date by delivery of a written notice of withdrawal in accordance with Section 3.08.

                The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Designated Event Repurchase Notice or written notice of withdrawal thereof.

                Anything herein to the contrary notwithstanding, in the case of Global Debentures, any Designated Event Repurchase Notice may be delivered or withdrawn and such Debentures may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time, but in no event later than the close of business on the Business Day immediately preceding the Designated Event Repurchase Date.

                (e) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 16.06 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate Fair Market Value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders of the Debentures to cause the Company to repurchase the

Debentures following a Designated Event, including without limitation the applicable provisions of this Section 3.05 and the definitions of Common Stock and Designated Event, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of the Company).

                (f) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the redemption rights of the Holders of Debentures in the event of a Designated Event.

                Section 3.06. Repurchase of Debentures by the Company at Option of the Holder. Debentures then outstanding shall be purchased by the Company pursuant to the terms of the Debentures at the option of the Holder thereof on June 15, 2009 (the "REPURCHASE DATE"), at a purchase price of 100% of the principal, plus, in each case, any accrued and unpaid interest to, but excluding, the Repurchase Date, subject to the provisions of Section 3.07(a). Repurchases of Debentures under this Section 3.06 shall be made, at the option of the Holder thereof, upon:

                (y) delivery to the Trustee (or other paying agent appointed by the Company) by such Holder of a duly completed notice (the "REPURCHASE NOTICE") during the period beginning at any time from the opening of business on the date that is twenty-three Business Days prior to the Repurchase Date until the close of business on the date that is three Business Days prior to the Repurchase Date (the "REPURCHASE EXPIRATION TIME") that states, among other things:

                (1) the certificate numbers of the Debentures that such Holder will deliver to be purchased or the appropriate Depositary procedures if certificated Debentures have not been issued;

                (2) the portion of the principal amount of Debentures that such Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

                (3) that the Debentures shall be purchased pursuant to the terms and conditions specified in this Section 3 of the Debentures and in this
Indenture; and

                (z) delivery or book-entry transfer of the Debentures to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the Repurchase Notice (together with all necessary endorsements) but on or prior to the Repurchase Expiration Time at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in Section 6.02, such delivery being a condition to receipt by such Holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section 3.06 only if the Debenture so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

                The Company shall purchase from the Holder thereof, pursuant to this Section 3.06, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

                Any purchase by the Company contemplated pursuant to the provisions of this Section 3.06 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

                Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other paying agent appointed by the Company) the Repurchase Notice contemplated by this Section 3.06 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the date that is three Business Days prior to the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.08.

                The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

                Section 3.07. Company Repurchase Notice.

                (a) The Debentures to be repurchased on the Repurchase Date pursuant to Section 3.06 will be paid for in cash.

                At least three Business Days before the Company Repurchase Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                        (i) the information required by Section 3.07(b) in the Company Repurchase Notice, and

                        (ii) whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 3.07(b).

                (b) In connection with any repurchase of Debentures, the Company shall, no less than 23 Business Days prior to the Repurchase Date (the "COMPANY REPURCHASE NOTICE DATE"), give notice to Holders at their addresses shown in the Debenture Register setting forth information specified in this Section 3.07(b) (the "COMPANY REPURCHASE NOTICE"). The Company will also give notice to beneficial owners as required by applicable law.

                The Company Repurchase Notice shall:

                        (1) state the repurchase price and the Repurchase Date to which the Company Repurchase Notice relates;

                        (2)     include a form of Repurchase Notice;

                        (3) state the name and address of the Trustee (or other paying agent or conversion agent appointed by the Company);

                        (4) state that Debentures must be surrendered to the Trustee (or other paying agent appointed by the Company) to collect the purchase price;

                        (5) if the Debentures are then convertible, state that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture; and

                        (6)     state the CUSIP number of the Debentures.

The Company Repurchase Notice may be given by the Company or, at the Company's request, the Trustee shall give such Company Repurchase Notice in the Company's name and at the Company's expense.

                (c) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the Holders of Debentures.

                Section 3.08. Effect of Designated Event Repurchase Notice or Repurchase Notice. Upon receipt by the Trustee (or other paying agent appointed by the Company) of the Designated Event Repurchase Notice or Repurchase Notice specified in Section 3.05 or Section 3.06, as applicable, the Holder of the Debenture in respect of which such Repurchase Notice, as the case may be, was given shall (unless such Designated Event Repurchase Notice or Repurchase Notice, as the case may be, is validly withdrawn) thereafter be entitled to receive solely the purchase price (including any applicable premium) with respect to such Debenture. Such purchase price (including any applicable premium) shall be paid to such Holder, subject to receipt of funds and/or Debentures by the Trustee (or other paying agent appointed by the Company), promptly following the later of (x) the Designated Event Repurchase Date or Repurchase Date, as the case may be, with respect to such Debenture (provided the Holder has satisfied the conditions in Section 3.05 or Section 3.06, as applicable) and (y) the time of delivery of such Debenture to the Trustee (or other paying agent appointed by the Company) by the Holder thereof in the manner required by Section 3.05 or Section 3.06, as applicable. Debentures in respect of which a Designated Event Repurchase Notice or Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 16 hereof on or after the date of the delivery of such Designated Event Repurchase Notice or Repurchase Notice, as the case may be, unless such Designated Event Repurchase Notice or Repurchase Notice, as the case may be, has first been validly withdrawn.

                A Designated Event Repurchase Notice or Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Designated Event Repurchase Notice or Repurchase Notice, as the case may be, at any time prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date or at any time prior to the close of business on the date that is three Business Days prior to the Repurchase Date, specifying:

                (a) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture,

                (b) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

                (c) the principal amount, if any, of such Debenture which remains subject to the original Designated Event Repurchase Notice or Repurchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                A written notice of withdrawal of a Designated Event Repurchase Notice or Repurchase Notice, as the case may be, may be in the form set forth in the preceding paragraph.

                Section 3.09. Deposit of Purchase Price. (a) Prior to 10:00 a.m., New York City Time, on the Designated Event Repurchase Date or Repurchase Date, as the case may be, the Company shall deposit with the Trustee (or other paying agent appointed by the Company; or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the paying agent, shall segregate and hold in trust as provided in Section 6.04) an amount of funds (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate purchase price of all the Debentures or portions thereof that are to be purchased as of the Designated Event Repurchase Date or the Repurchase Date, as applicable.

                (b) If the Trustee or other paying agent appointed by the Company, or the Company or a Subsidiary or Affiliate of either of them, if such entity is acting as the paying agent, holds funds sufficient to pay the aggregate purchase price of all the Debentures, or portions thereof that are to be purchased as of the Designated Event Repurchase Date or the Repurchase Date, as applicable, from and after the Designated Event Repurchase Date or the Repurchase Date, as applicable (i) the Debentures will cease to be outstanding,
(ii) interest on the Debentures will cease to accrue, and (iii) all other rights of the Holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of the Debentures.

                Section 3.10. Debentures Repurchased in Part. Upon presentation of any Debenture repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Debentures presented.

                Section 3.11. Repayment to the Company. The Trustee (or other paying agent appointed by the Company) shall return to the Company any funds that remains unclaimed as provided in Section 12 of the Debentures, together with interest, if any, thereon, held by them for the payment of the purchase price; provided that to the extent that the aggregate amount of funds deposited by the Company pursuant to Section 3.09 exceeds the aggregate purchase price of the Debentures or portions thereof which the Company is obligated to purchase as of the Designated

Event Repurchase Date or the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Designated Event Repurchase Date or the Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company.

                                    ARTICLE 4
                           SUBORDINATION OF DEBENTURES

                Section 4.01. Agreement of Subordination. The Company covenants and agrees, and each Holder of Debentures issued hereunder by its acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article 4, and each Person holding any Debentures, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

                The payment of the principal of, premium, if any, and interest on all Debentures (including, but not limited to, the redemption or repurchase price with respect to the Debentures subject to redemption or repurchase in accordance with Article 3 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

                No provision of this Article 4 shall prevent the occurrence of any default or Event of Default hereunder or have any effect on the rights of the Holders of the Debentures or the Trustee to accelerate the maturity of the Debentures.

                Section 4.02. Payments to Debentureholders. No payment shall be made with respect to the principal of, premium, if any, or interest on the Debentures (including, but not limited to, the redemption or repurchase price with respect to the Debentures subject to redemption or repurchase in accordance with Article 3, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.05, if:

                        (i) a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness) (a "PAYMENT DEFAULT"); or

                        (ii) a default, other than a Payment Default, on any Designated Senior Indebtedness occurs and is continuing (or would occur as a result of such payment; provided in that case that the Company has notified the Trustee that such default would result from such payment prior to the time that the Trustee is required to make such payment) that then permits holders of such Designated Senior Indebtedness to accelerate its maturity (or in the case of any lease that is Designated Senior Indebtedness, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder) and the Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a holder of Designated Senior Indebtedness or a Representative of Designated Senior Indebtedness (a "NON-PAYMENT DEFAULT").

                If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 4.02 unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

                The Company may and shall resume payments on and distributions in respect of the Debentures (including, but not limited to, the redemption price with respect to the Debentures to be redeemed) upon the earlier of:

                        (1) in the case of a Payment Default, the date upon which any such Payment Default is cured or waived or ceases to exist, or

                        (2) in the case of a Non-Payment Default, the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 days after the applicable Payment Blockage Notice is received by the Trustee if the maturity of such Designated Senior Indebtedness has not been accelerated (or in the case of any lease, 179 days after notice is received if the Company has not received notice that the lessor under such lease has exercised its right to terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder) , unless this Article 4 otherwise prohibits the payment or distribution at the time of such payment or distribution.

                Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Debentures (except payments made pursuant to
Article 14 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization unless the Trustee has received notice to the contrary in accordance with Section 4.05), and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures or the Trustee would be entitled, except for the provisions of this Article 4, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Debentures. Without in any way limiting the provisions of this Article 4, all cash, property and securities (other than Junior Securities) to be paid or issued by the Company in connection with any conversion of any Debentures (including, without limitation, the Cash Amount and any cash paid in lieu of Residual Value Shares or in respect of any Make-Whole Premium) shall be subject to the subordination and other provisions of this Article 4.

                For purposes of this Article 4, the words, "CASH, PROPERTY OR SECURITIES" shall not be deemed to include shares of Common Stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 4 with respect to the Debentures to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article 13 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 4.02 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 13.

                In the event of the acceleration of the Debentures because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Debentures in respect of the principal of, premium, if any, or interest on the Debentures (including, but not limited to, the redemption price with respect to the Debentures submitted for redemption in accordance with
Section 3.05, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.05, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

                In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 4.02, shall be received by the Trustee or the Holders of the Debentures before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior

Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, to the extent that the Trustee or any Holder of the Debentures has acquired notice, by whatever means, that all Senior Indebtedness has not been paid in full, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, as their respective interests may appear, as calculated by the Company (unless the Trustee is directed otherwise by any court of competent jurisdiction), for application to the payment of any Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                Nothing in this Section 4.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.06. This Section 4.02 shall be subject to the further provisions of Section 4.05.

                Section 4.03. Subrogation of Debentures. Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 4 (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to other Indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and interest on the Debentures shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article 4, and no payment pursuant to the provisions of this Article 4, to or for the benefit of the holders of Senior Indebtedness by Holders of the Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Debentures pursuant to the subrogation provisions of this Article 4, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Debentures. It is understood that the provisions of this Article 4 are intended solely for the purposes of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                Nothing contained in this Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or, subject to Section 8.04, the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 4 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee, subject to the provisions of Section 9.01, and the Holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 4.

                Section 4.04. Authorization to Effect Subordination. Each Holder of a Debenture by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 4 and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the third paragraph of Section 8.02 hereof at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Debentures.

                Section 4.05. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Debentures pursuant to the provisions of this
Article 4. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article 4, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness, and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if by the Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Debenture) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date.

                Notwithstanding anything in this Article 4 to the contrary, nothing shall prevent any payment by the Trustee to the Debentureholders of monies deposited with it pursuant to Section 14.01, if a Responsible Officer of the Trustee shall not have received written notice at the Corporate Trust Office on or before one Business Day prior to the date such payment is due that such payment is not permitted under Section 4.01 or 4.02.

                The Trustee, subject to the provisions of Section 9.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior Indebtedness pursuant to this Article 4 unless it has received satisfactory evidence as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4.

                Section 4.06. Trustee's Relation to Senior Indebtedness. The Trustee, in its individual capacity, shall be entitled to all the rights set forth in this Article 4 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 9.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall subordinate to the Senior Indebtedness the claims of, or payments to, the Trustee under or pursuant to Section 9.06.

                With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness (i) for any failure to make any payments or distributions to such holder or (ii) if it shall pay over or deliver money to Holders of Debentures, the Company or any other Person in compliance with this Article 4. Notwithstanding the foregoing, the Trustee shall not be liable to any holder of Senior Indebtedness if, in the exercise of the Trustee's good faith, the Trustee pays over or delivers money to Holders of Debentures, the Company or any other Person other than in compliance with this
Article 4.

                Section 4.07. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Senior Indebtedness may be created, renewed or extended and holders of Senior Indebtedness may exercise any rights under any instrument creating or evidencing such Senior Indebtedness, including, without limitation, any waiver of default thereunder, without any notice to or consent from the Holders of the Debentures or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of the Senior Indebtedness or any terms or conditions of any instrument creating or evidencing such Senior Indebtedness shall in any way alter or affect any of the provisions of this Article 4 or the subordination of the Debentures provided thereby.

                Section 4.08. Certain Conversions Not Deemed Payment. For the purposes of this Article 4 only, the issuance and delivery of Junior Securities upon conversion of Debentures in accordance with Article 16 and/or delivered as a Make-Whole Premium in accordance with Article 5 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest on Debentures or on account of the purchase or other acquisition of Debentures, and shall not be subject to the subordination and other provisions of this Article 4. For the purposes of this Section 4.08, the term "JUNIOR SECURITIES" means (a) Common Stock or (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article 4. Nothing contained in this
Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Debentureholders, the right, which is absolute and unconditional, of the Holder of any Debenture to convert such Debenture in accordance with Article 16.

                Section 4.09. Article Applicable to Paying Agents. If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "TRUSTEE" as used in this Article 4 shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article 4 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section
4.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

                The Trustee shall not be responsible for the actions or inactions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

                Section 4.10. Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 4, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                Section 4.11. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee and the Debentureholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Debentureholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Designated Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4.

                                   ARTICLE 5
                               MAKE-WHOLE PREMIUM

                Section 5.01. Make-Whole Premium. (a) Upon the occurrence of a Fundamental Change, the Holders will be entitled to receive from the Company, on the Designated Event Repurchase Date, the Make-Whole Premium, if any, if they convert any of their Debentures pursuant to Section 16.01 hereof at any time during the Designated Event Conversion/Repurchase Period.

                (b) The Make-Whole Premium shall be equal to an additional number of shares of Common Stock calculated in accordance with Section 5.01(c) hereof. The Make-Whole Premium will be in addition to, and not in substitution for, any cash, securities, or other assets otherwise due to Holders of Debentures upon conversion thereof.

                (c) The "MAKE-WHOLE PREMIUM" shall be equal to the principal amount of the Debentures to be converted divided by $1,000 and multiplied by the applicable number of shares of Common Stock determined by reference to a table in a substantially similar form to, and prepared in accordance with a methodology consistent with, the example tables set forth in Exhibit B hereto (the "MAKE-WHOLE PREMIUM TABLE"), which Make-Whole Premium Table shall be finalized and agreed upon by the Company and the Holders of the Debentures by July 6, 2005, and shall be based on the Effective Date and the Stock Price, with the initial Stock Price for the Make-Whole Premium Table being the Average Closing Price. Upon the finalization of the Make-Whole Premium Table, the Company and the Trustee shall, in accordance with Section 12.01, enter into a supplemental indenture setting forth (x) the price calculated to be the Average Closing Price and (y) the Make-Whole Premium Table (the "INITIAL SUPPLEMENTAL INDENTURE MATTERS").

                (1) If the Stock Price is between two stock price amounts on the Make-Whole Premium Table or the Effective Date is between two dates on the Make-Whole Premium Table, the Make-Whole Premium will be determined by straight-line interpolation between Make-Whole Premium amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year (or a 366-day year if the Effective Date occurs in a leap year).

                (2) If the Stock Price is in excess of 4.0 times the Average Closing Price (subject to adjustment as described in Section 5.03, the "STOCK PRICE CAP"), the Make-Whole Premium shall equal zero shares of Common Stock.

                (3) If the Stock Price is less than the Average Closing Price (subject to adjustment as described in Section 5.03, the "STOCK PRICE THRESHOLD"), the Make-Whole Premium shall equal zero shares of Common Stock.

                (4) For purposes of this Section 5.01(c), "STOCK PRICE" means the price paid per share of Common Stock in the transaction constituting the Fundamental Change, determined as follows: (i) if holders of Common Stock receive only cash in the transaction constituting the

Fundamental Change, the Stock Price shall equal the cash amount paid per share of Common Stock; and (ii) in all other cases, the Stock Price shall equal the arithmetic average of the Closing Sale Prices of a share of Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date.

                (d) The Company may pay the Make-Whole Premium in shares of Common Stock (other than cash paid in lieu of fractional shares) or in the same form of consideration into which shares of Common Stock have been converted in connection with the applicable Fundamental Change; provided, however, that in the event that the Company is prohibited by operation of Article 4 from paying any of the Make-Whole Premium payable in cash by virtue of Exchange Property being comprised of cash, the Company shall pay such premium solely by the delivery of shares of Common Stock. The Designated Event Notice delivered pursuant to Section 3.05(b) in connection with the Fundamental Change shall state the percentage of any Make-Whole Premium, stated in total principal amount as if all Debentures then Outstanding shall be converted or redeemed during the Designated Event Conversion/Repurchase Period, that will be paid in shares of Common Stock (which indication shall be irrevocable). If holders of Common Stock have the right to elect the form of consideration received in a Fundamental Change, then for purposes of the foregoing the consideration into which a share of Common Stock has been converted shall be deemed to equal the same percentage of each form of consideration as encompasses the aggregate consideration distributed in respect of all shares of Common Stock participating in the distribution. Unless the Company gives notice to the contrary, the Make-Whole Premium shall be paid in shares of Common Stock (or, if applicable, in Exchange Property).

                        If the Company elects to pay the Make-Whole Premium in the same form of consideration used to pay for the shares of the Common Stock in connection with the applicable Fundamental Change, the value of the consideration to be delivered in respect of the Make-Whole Premium will be calculated as follows:

                        (i) securities that are traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be based on 98% of the arithmetic average of the Closing Price of such securities during each of the ten (10) Trading Days ending on the Trading Day immediately preceding the Effective Date;

                        (ii) other securities, assets or property (other than cash) will be valued on 98% of the arithmetic average of the Fair Market Value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the Company; and

                        (iii)   100% of any cash.

If a Make-Whole Premium is required, the Company shall from time to time appoint an independent nationally recognized investment bank to serve as calculation agent with respect to calculation of the Make-Whole Premium (the "CALCULATION AGENT"). The Calculation Agent shall, on behalf and upon request by the Company, calculate (A) the Stock Price and (B) the

Make-Whole Premium with respect to such Stock Price based on the Effective Date specified by the Company, and shall deliver its calculation of the Stock Price and Make-Whole Premium to the Company and the Trustee within five (5) Business Days after the request by the Company. The Company, (X) shall notify the Holders of the Stock Price and the estimated Make-Whole Premium per $1,000 Principal Amount of Securities with respect to a Fundamental Change as part of the Designated Event Notice delivered in connection with a Fundamental Change in accordance with Section 3.05(b) or otherwise in accordance with the notice provisions of the Indenture and (Y) shall notify the Holders promptly upon the opening of business on the Effective Date of the number of shares of Common Stock (or, at the option of the Company, other securities, assets or property or cash into which all or substantially all of the shares of Common Stock have been converted as of the Effective Date as described above) to be delivered in respect of the Make-Whole Premium, if any, payable in connection with conversions upon such Fundamental Change.

                (e) In the event of a Fundamental Change where the Company is not the surviving entity, for each conversion by a Holder after the Effective Date, such Holder shall receive in lieu of each share of Common Stock payable as part of the Make-Whole Premium the Exchange Property received in such Fundamental Change for each share of Common Stock.

                (f) Promptly after determination of the actual number of shares of Common Stock to be issued in respect of the Make-Whole Premium, the Company shall publish a notice containing this information in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York and publish such information on the Company's web site or through such other public medium as the Company may use at that time.

                Section 5.02. Payment Of Make-Whole Premium. On or prior to 10:00 a.m., New York City time, on the Designated Event Repurchase Date, the Company will deposit with the Trustee or with one or more paying agents, additional shares of Common Stock, cash and/or other assets or property sufficient to satisfy the entitlement of the Holders of Debentures under Section
5.01. Payment of the entitlement pursuant to Section 5.01 to Holders of Debentures surrendered for conversion during the Designated Event Conversion/Repurchase Period will be made promptly by the Trustee or such paying agent on the Designated Event Repurchase Date. To the extent that the aggregate amount of shares of Common Stock, cash and/or other assets or property deposited by the Company pursuant to this Section exceeds the aggregate entitlement of the Holders of Debentures under Section 5.01 that are converted in respect of the Fundamental Change and are entitled to receive the Make-Whole Premium, then, promptly after the Designated Event Repurchase Date, the paying agent shall return any such excess to the Company.

                Section 5.03. Adjustments Relating To The Make-Whole Premium. Each time that the Conversion Rate is adjusted by the Company pursuant to
Section 16.05 hereof, (A) the Stock Price Threshold, the Stock Price Cap and each of the stock prices set forth in the left hand column of the Make-Whole Premium Table shall be adjusted (rounded to the nearest cent) by multiplying each such amount by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted, and (B) each of share amounts set forth in the body of the Make-Whole Premium Table shall be adjusted (rounded to the nearest one-one hundredth of a share) in the same manner as the Conversion Rate is adjusted pursuant to Section 16.05 hereof.

                                   ARTICLE 6
                       PARTICULAR COVENANTS OF THE COMPANY

                Section 6.01. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any (including the redemption price upon redemption or the purchase price upon repurchase, in each case pursuant to
Article 3), and interest, on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.

                Section 6.02. Maintenance of Office or Agency. The Company will, or will cause the Trustee to, maintain an office or agency in the Borough of Manhattan, the City of New York, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

                The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

                The Company hereby initially designates the Trustee as paying agent, Debenture Registrar, Custodian and conversion agent and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

                So long as the Trustee is the Debenture Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 9.10(a) and the third paragraph of Section 9.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the Holders of Debentures it can identify from its records.

                Section 6.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.10, a Trustee, so that there shall at all times be a Trustee hereunder.

                Section 6.04. Provisions as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.04:

                        (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the Holders of the Debentures;

                        (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of and premium, if any, or interest on the Debentures when the same shall be due and payable; and

                        (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

                The Company shall, on or before each due date of the principal of, premium, if any, or interest on the Debentures, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m., New York City time, on such date.

                (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the Holders of the Debentures a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of, premium, if any, or interest on the Debentures when the same shall become due and payable.

                (c) Anything in this Section 6.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 6.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

                (d) Anything in this Section 6.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section
6.04 is subject to Sections 14.03 and 14.04.

                The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

                Section 6.05. Existence. Subject to Article 13, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof does not adversely effect in any material respect the Debentureholders.

                Section 6.06. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order (normal wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section shall prevent the Company from (i) selling, assigning, transferring, consigning, delivering or otherwise disposing of such properties or (ii) discontinuing the operation or maintenance of any of such properties, in each case, if such sale, assignment, transfer, conveyance, delivery, disposition or discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any subsidiary.

                Section 6.07. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Debentures or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

                Section 6.08. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Debentures or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Debentures or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Debentures or such Common Stock and it will take such further action as any Holder or beneficial holder of such Debentures or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Debentures or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the reasonable request of any Holder or any beneficial holder of the Debentures or such Common Stock, the Company will deliver to such Holder or beneficial holder a written statement as to whether it has complied with such requirements.

                Section 6.09. Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                Section 6.10. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (which on the date hereof ends on December 31), a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not, to the best knowledge of the signer thereof, the Company is in default, in any material respect, in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

                The Company will deliver to the Trustee, forthwith upon becoming aware of (i) any default in any material respect in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

                Any notice required to be given under this Section 6.10 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

                Section 6.11. Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to Holders of Debentures pursuant to the Registration Rights Agreement, the Company will provide written notice ("LIQUIDATED DAMAGES NOTICE") to the Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Debentures to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

                Section 6.12. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for any outstanding Indebtedness that is secured or which ranks senior to, or pari passu with, the Debentures in an aggregate principal amount in excess of the greater of (i) $50 million or (ii) four times LTM EBITDA, measured at the time the Company incurs, creates, issues, assumes, guarantees or otherwise becomes liable for such Indebtedness, including any amounts owing under the Senior Credit Facility; provided, that, to the extent any Indebtedness is permitted pursuant to the immediately preceding clause of this Section 6.12, such Indebtedness shall not under any circumstances be convertible into, or exchangeable or exercisable for, Common Stock. At any such time that the Company seeks to incur, create, issue, assume, guarantee or otherwise become liable for Indebtedness in excess of $50 million, the Company shall deliver, prior to the incurrence of such Indebtedness, an Officers' Certificate to the Trustee (w) certifying the amount of LTM EBITDA, (x) setting forth the calculation of such figure , (y) specifying the publicly available financial information upon which such calculation was based and (z)directing the Trustee to deliver a copy of such Officers' Certificate to the Holders in accordance with the last sentence of this Section 6.12(a); provided, that, to the extent that any Officers' Certificate delivered hereunder contains any material, nonpublic information, the Company shall, prior to or contemporaneously with the delivery of such certificate to the Trustee, publicly disclose such information. The Trustee shall deliver a copy of any Officers' Certificate delivered to it pursuant to this Section 6.12(a) to the Holders within five Business Days of its receipt thereof.

                (b) The Company may incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness or issue redeemable preferred stock of the Company so long as such Indebtedness and redeemable preferred stock is made expressly subordinate in right of payment to the Debentures and which Indebtedness or redeemable preferred stock does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon, or any return of capital, as applicable, prior to 91 days following the maturity of the Debentures.

                Section 6.13. Prohibition on Certain Issuances and Offers. The Company shall not, in any manner, effect any issuances, dividends or distributions or make or enter into any tender or exchange offers or take any other similar actions subject to the adjustment provisions of Section 16.05, if the effect of any such issuances, distributions, offers or actions would cause an adjustment (without regard to any limitations on adjustment set forth in Section 16.05(l)) of the Conversion Rate such that the resulting Conversion Price would be less than the Average Closing Price (as appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction ).

                Section 6.14. Disclosure on Finalization of Make-Whole Premium Table. The Company shall file the completed Make-Whole Premium Table following the finalization of such table in accordance with Section 5.01(c), as part of the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K next filed with the Commission, unless the Make-Whole Premium Table was previously filed by the Company on any Current Report on Form 8-K filed with the Commission.

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                                   ARTICLE 7
       DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

                Section 7.01. Debentureholders' Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each June 1 and December 1 in each year beginning with December 1, 2005, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Debentures as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Debenture Registrar.

                Section 7.02. Preservation And Disclosure Of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Debentures contained in the most recent list furnished to it as provided in Section 7.01 or maintained by the Trustee in its capacity as Debenture Registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

                (b) The rights of Debentureholders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                (c) Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.

                Section 7.03. Reports By Trustee. (a) Within sixty (60) days after May 15 of each year commencing with the year 2006, the Trustee shall transmit to Holders of Debentures such reports dated as of May 15 of the year in which such reports are made in accordance with and to the extent required under,
Section 313 of the Trust Indenture Act.

                (b) A copy of such report shall, at the time of such transmission to Holders of Debentures, be filed by the Trustee with each stock exchange and automated quotation system upon which the Debentures are listed and with the Company. The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.

                Section 7.04. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to Holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Debentures are governed by such Act; provided that, notwithstanding the provisions of the Trust Indenture Act, any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

                                   ARTICLE 8
       REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON AN EVENT OF DEFAULT

                Section 8.01. Events Of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                (a) default in the payment of the principal of or premium, if any, on any of the Debentures as and when the same shall become due and payable either at maturity or in connection with any redemption, repurchase or otherwise, in each case pursuant to Article 3, by acceleration or otherwise and whether or not prohibited by Article 4; or

                (b) default in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, whether or not prohibited by Article 4, and continuance of such default for a period of thirty (30) days; or

                (c) default in the Company's obligation to convert (or otherwise settle for) any Debentures following the exercise by the Holder of the Debentures of the right to convert such Debentures pursuant to and in accordance with Article 16; or

                (d) default in the Company's obligation to provide a Designated Event Notice upon a Designated Event as provided in Section 3.05; or

                (e) (i) default in the payment of principal when due at stated maturity or resulting in acceleration of other Indebtedness of the Company or any of its Subsidiaries for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10 million and such acceleration has not been cured or rescinded within a period of 30 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section
10.04 or (ii) the entry by a court of competent jurisdiction against the Company or any of its Subsidiaries of a final, non-appealable judgment or judgments aggregating in excess of $10 million, which judgments remain unpaid, unstayed, undischarged or unbonded for a period of 60 days or such longer period of time provided for under any such judgment; or

                (f) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 10.04; or

                (g) failure on the part of the Company to duly observe and comply with the limitations on Indebtedness set out in Section 6.12; or

                (h) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of the property of the Company or any of its Significant Subsidiaries, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or any of its Significant Subsidiaries, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

                (i) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of the property of the Company or any of its Significant Subsidiaries, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty
(60) consecutive days; or

then, and in each and every such case (other than an Event of Default specified in Section 8.01(h) or 8.01(i)), unless the principal of all of the Debentures then outstanding shall have already become due and payable, either the Trustee or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then outstanding hereunder determined in accordance with Section 10.04, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of and premium, if any, on all the Debentures then outstanding and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 8.01(h) or 8.01(i) occurs, the principal of all the Debentures then outstanding and the interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the

Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Debentures then outstanding and the principal of and premium, if any, on any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 9.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Debentures which shall have become due by acceleration, shall have been cured or waived pursuant to Section 8.07, then and in every such case the Holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

                In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

                Section 8.02. Payments of Debentures on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Debentures then outstanding as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Debentures then outstanding as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption, by or under this Indenture declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debentures, plus 1% and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 9.06. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Debentures to the Holders, whether or not the Debentures are overdue.

                In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

                In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 9.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholders any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

                All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures.

                In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Debentures, and it shall not be necessary to make any Holders of the Debentures parties to any such proceedings.

                Section 8.03. Application of Monies Collected By Trustee. Any monies collected by the Trustee pursuant to this Article 8 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

                FIRST: To the payment of all amounts due the Trustee under
Section 9.06;

                SECOND: Subject to the terms of Article 4, in case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Debentures, such payments to be made ratably to the Persons entitled thereto;

                THIRD: Subject to the terms of Article 4, in case the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Debentures for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debentures, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

                FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

                Section 8.04. Proceedings by Debentureholder. No Holder of any Debenture shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Debenture with every other taker and Holder and the Trustee, that no one or more Holders of Debentures shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 8.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any Holder of any Debenture to receive payment of the principal of and premium, if any (including the redemption price upon redemption pursuant to Article 8), and accrued interest on such Debenture, on or after the respective due dates expressed in such Debenture or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

                Anything in this Indenture or the Debentures to the contrary notwithstanding, the Holder of any Debenture, without the consent of either the Trustee or the Holder of any other Debenture, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

                Section 8.05. Proceedings By Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                Section 8.06. Remedies Cumulative And Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 8 to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 8.04, every power and remedy given by this Article 8 or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

                Section 8.07. Direction of Proceedings and Waiver of Defaults By Majority of Debentureholders. The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with
Section 10.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein, and (b) the Trustee may take any other action which is not inconsistent with such direction. The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section
10.04 may, on behalf of the Holders of all of the Debentures, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Debentures, (ii) a failure by the Company to convert any Debentures into Common Stock, (iii) a default in the payment of the redemption price pursuant to
Article 3, (iv) a default in the payment of the purchase price pursuant to
Article 3 or (v) a default in respect of a covenant or provisions hereof which under Article 12 cannot be modified or amended without the consent of the Holders of each or all Debentures then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the Holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 8.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                Section 8.08. Notice of Defaults. The Trustee shall, within ninety (90) days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Debentureholders, as the names and addresses of such Holders appear upon the Debenture Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of, or premium, if any, or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debentureholders.

                Section 8.09. Undertaking To Pay Costs. All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 8.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent in principal amount of the Debentures at the time outstanding determined in accordance with Section 10.04, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article 16.

                                   ARTICLE 9
                                   THE TRUSTEE

                Section 9.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                        (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

                        (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

                (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in Section 10.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

                (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

                (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Debentures;

                (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

                (g) the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless it shall have been notified in writing of such Event of Default by the Company or the Holders of at least 10% in aggregate principal amount of the Debentures.

                None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                Section 9.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 9.01:

                (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

                (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

                (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

                (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

                (i) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

                (j) Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

                Section 9.03. No Responsibility For Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

                Section 9.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures. The Trustee, any paying agent, any conversion agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or Debenture Registrar.

                Section 9.05. Monies to Be Held in Trust. Subject to the provisions of Section 14.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

                Section 9.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any Holder or any other Person) of liability in the premises. The obligations of the Company under this Section 9.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Debentures. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

                When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(h) or (i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

                Section 9.07. Officers' Certificate As Evidence. Except as otherwise provided in Section 9.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be

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

deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

                Section 9.08. Conflicting Interests of Trustee. The Trustee shall comply with the terms of Section 3.10(b) of the Trust Indenture Act.

                Section 9.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 9.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                Section 9.10. Resignation or Removal of Trustee.

                (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Debentures. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may, upon ten (10) Business Days' notice to the Company and the Debentureholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Debentureholder who has been a bona fide Holder of a Debenture or Debentures for at least six (6) months may, subject to the provisions of Section 8.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                (b) In case at any time any of the following shall occur:

                        (i)     the Trustee shall fail to comply with Section
                9.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide Holder of a Debenture or Debentures for at least six (6) months; or

                        (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

                        (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be

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

                appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.09, any Debentureholder who has been a bona fide Holder of a Debenture or Debentures for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Debentureholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                (c) The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Debentureholder, or if such Trustee so removed or any Debentureholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 9.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

                (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.

                (e) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 9.06 shall continue for the benefit of the retiring Trustee.

                Section 9.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 9.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 9.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 9.06.

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

                No successor trustee shall accept appointment as provided in this Section 9.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 9.08 and be eligible under the provisions of Section 9.09.

                Upon acceptance of appointment by a successor trustee as provided in this Section 9.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Debentures at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

                Section 9.12. Succession By Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section
9.08 and eligible under the provisions of Section 9.09.

                In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Debentures in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debentures or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                Section 9.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

                                   ARTICLE 10
                              THE DEBENTUREHOLDERS

                Section 10.01. Action By Debentureholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced in any reasonable manner which the Trustee deems sufficient. Whenever the Company or the

Trustee solicits the taking of any action by the Holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

                Section 10.02. Proof of Execution by Debentureholders. Subject to the provisions of Sections 9.01, 9.02 and 11.05, proof of the execution of any instrument by a Debentureholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture Registrar.

                The record of any Debentureholders' meeting shall be proved in the manner provided in Section 11.06.

                Section 10.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture Registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any paying agent nor any conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

                Section 10.04. Company-owned Debentures Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures which a Responsible Officer knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this
Section 10.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 9.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are outstanding for the purpose of any such determination.

                Section 10.05. Revocation Of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 10.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any Holder of a Debenture which is shown by the evidence to be included in the Debentures the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 10.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the Holder of any Debenture shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                   ARTICLE 11
                          MEETINGS OF DEBENTUREHOLDERS

                Section 11.01. Purpose Of Meetings. A meeting of
Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article 11 for any of the following purposes:

                        (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article 8;

                        (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 9;

                        (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of
                Section 12.02; or

                        (4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

                Section 11.02. Call Of Meetings By Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in
Section 11.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to
Section 10.01, shall be mailed to Holders of Debentures at their addresses as they shall appear on the Debenture Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

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

                Any meeting of Debentureholders shall be valid without notice if the Holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

                Section 11.03. Call Of Meetings By Company Or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least ten percent (10%) in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in Section 11.02.

                Section 11.04. Qualifications For Voting. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a Holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a Holder of one or more Debentures on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

                Section 11.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

                The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 11.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

                Subject to the provisions of Section 10.04, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section
11.02 or 11.03 may be adjourned from time to time by the

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Holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

                Section 11.06. Voting. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the outstanding principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 11.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                Section 11.07. No Delay Of Rights By Meeting. Nothing contained in this Article 11 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

                                   ARTICLE 12
                             SUPPLEMENTAL INDENTURES

                Section 12.01. Supplemental Indentures Without Consent of Debentureholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                (a) make provision with respect to the conversion rights of the Holders of Debentures pursuant to the requirements of Section 16.06 and the redemption obligations of the Company pursuant to the requirements of Section 3.05(e) provided that any such provision does not adversely effect the interests of the Holders of the Debentures;

                (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

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

                (c) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 13;

                (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the Holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                (e) to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose;

                (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the Holders of the Debentures;

                (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures;

                (h) to make provision for the Initial Supplemental Indenture Matters; or

                (i) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

                Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                Any supplemental indenture authorized by the provisions of this
Section 12.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 12.02.

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                Notwithstanding any other provision of the Indenture or the
Debentures, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

                Section 12.02. Supplemental Indenture With Consent Of Debentureholders. With the consent (evidenced as provided in Article 10) of the Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or change the obligation of the Company to redeem any Debenture on a redemption date in a manner adverse to the Holders of Debentures, or change the obligation of the Company to redeem any Debenture upon the happening of a Designated Event in a manner adverse to the Holders of Debentures, or change the obligation of the Company to repurchase any Debenture on a Repurchase Date in a manner adverse to the Holders of Debentures, or impair the right to convert the Debentures into Common Stock subject to the terms set forth herein, including Section 16.06, in each case, without the consent of the Holder of each Debenture so affected, or modify any of the provisions of this Section 12.02 or Section 8.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debenture so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 6.01, or reduce the quorum or voting requirements set forth in Article 11, or change the provisions of Article 4 in a manner adverse to the Holders of Debentures, or modify in any manner the calculation of the Make-Whole Premium, or change the ranking of the Debentures in a manner adverse to the Holders of the Debentures, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Debentures then outstanding.

                Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                Notwithstanding the foregoing, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding, the Company,

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

when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of modifying Section 16.03 such that, from and after the date of such modification or amendment, the Company shall have the ability to satisfy its obligation to make the payment under Section 16.03(a)(i) of this Indenture upon conversion of a Debenture in cash, Common Stock, or any combination thereof; provided, however, that the Company may, without the consent of the Holders, (i) increase the percentage of such Holders required to approve the amendment or modification set forth in this paragraph or (ii) eliminate the Company's right to implement any such amendment or modification.

                It shall not be necessary for the consent of the Debentureholders under this Section 12.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                Section 12.03. Effect Of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 12 shall comply with the Trust Indenture Act, as then in effect, provided that this
Section 12.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 12, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Debentures shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                Section 12.04. Notation On Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 12 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

                Section 12.05. Evidence Of Compliance Of Supplemental Indenture To Be Furnished To Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 12 and is otherwise authorized or permitted by this Indenture.

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                                   ARTICLE 13
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

                Section 13.01. Company May Consolidate On Certain Terms. Subject to the provisions of Section 13.02, the Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease all or substantially all of the property and assets of the Company, to any other Person (whether or not affiliated with the Company), unless: (i) the Company is the surviving Person, or the resulting, surviving or transferee Person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in
Section 16.06; and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

                Section 13.02. Successor To Be Substituted. In case of any such consolidation, merger or sale, conveyance, transfer or lease of all or substantially all of the Company's properties and assets, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Impax Laboratories, Inc. any or all of the Debentures, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger or sale, conveyance, transfer or lease of all or substantially all of the Company's properties and assets, the Person named as the "COMPANY" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 13 may be dissolved,

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

wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

                In case of any such consolidation, merger or sale, conveyance, transfer or lease of all or substantially all of the Company's properties and assets, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

                Section 13.03. Opinion Of Counsel To Be Given Trustee. The Trustee shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger or sale, conveyance, transfer or lease of all or substantially all of the Company's properties and assets and any such assumption is authorized or permitted and complies with the provisions of this Article 13 and the Indenture.

                                   ARTICLE 14
                     SATISFACTION AND DISCHARGE OF INDENTURE

                Section 14.01. Discharge Of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Debentures (other than any Debentures that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures, (ii) rights hereunder of Debentureholders to receive payments of principal of and premium, if any, and interest on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 17.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures. Notwithstanding the satisfaction and discharge of the Indenture, the obligation of the Company to the Trustee under Section 9.06 shall survive.

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                Section 14.02. Deposited Monies To Be Held In Trust By Trustee.
Subject to Section 14.04, all monies deposited with the Trustee pursuant to
Section 14.01, shall be held in trust for the sole benefit of the Debentureholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

                Section 14.03. Paying Agent To Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Debentures (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

                Section 14.04. Return Of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Debentures and not applied but remaining unclaimed by the Holders of Debentures for two years after the date upon which the principal of, premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the Debentures shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

                Section 14.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 14.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 14.02; provided that if the Company makes any payment of interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.

                                   ARTICLE 15
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

                Section 15.01. Indenture And Debentures Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or Interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or

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otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                   ARTICLE 16
                            CONVERSION OF DEBENTURES

                Section 16.01. Right To Convert. (a) Subject to and upon compliance with the provisions of this Indenture, the Holder of any Debenture shall have the right, at such Holder's option, at any time and from time to time, to convert the principal amount of the Debenture, or any portion of such principal amount which is a multiple of $1,000, into cash and fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted), if any, at the Conversion Rate (the "CONVERSION OBLIGATION") in effect at such time, by surrender of the Debenture so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 16.01 and in the manner provided in Section 16.02. Any Holder of a Debenture electing to convert a Debenture, in whole or in part, in connection with a Fundamental Change, shall be entitled to receive, in addition to any cash and shares of Common Stock, if any, provided for in the foregoing sentence, a Make-Whole Premium in accordance with Article V. Notwithstanding any provision hereof to the contrary, the Debentures shall be convertible prior to June 15, 2011 only upon the occurrence of one of the following events:

                        (i) during any Fiscal Quarter, if the Closing Sale Price of the Common Stock exceeds 120% of the Conversion Price then in effect for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding Fiscal Quarter (it being understood for purposes of this Section 16.01(a)(i) that the Conversion Price in effect at the close of business on each of the 30 consecutive Trading Days should be used) (the "CONVERSION TRIGGER PRICE");

                        (ii) (A) during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Debentures for each day of such five Trading Day period was less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate (a "PRINCIPAL VALUE CONVERSION");

                                (B)    in the event that the conversion agent is
unable to determine if the Debentures are convertible in accordance with Section 16.01(ii)(A), if at any time (x) the fee charged by any three independent nationally recognized securities dealers for borrowing shares of Common Stock as indicated on their electronic locate systems is in excess of the applicable Cost Threshold or (y) the Common Stock appears on the list of "Threshold Securities" (or any successor list thereto) published daily as required by the Commission under Regulation SHO (or any successor regulation thereto); or

                        (iii)   as provided in Section (b) of this Section
                16.01.

                The Trustee (or other conversion agent appointed by the Company) shall, on the Company's behalf, determine if the Debentures are convertible in accordance with

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Section 16.01(a)(i), as a result of the occurrence of an event specified in
Section 16.01(a)(i); provided that the Company shall provide to the conversion agent, upon written request, the Closing Sale Price of the Common Stock. The conversion agent shall make such determination for the last 30 consecutive Trading Days ending on the last Trading Day of each calendar quarter. If the Debentures shall be so convertible the Trustee (or other conversion agent appointed by the Company) shall promptly deliver to the Company and the Trustee (if the Trustee is not the conversion agent) written notice thereof. Whenever the Debentures shall become convertible pursuant to this Section 16.01, the Company or, at the Company's request, the Trustee (or other conversion agent appointed by the Company) in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 17.03, and the Company shall also publicly announce such information and publish it on the Company's web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

                With respect to a conversion pursuant to Section 16.01(a)(ii), the Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price under this Section 16.01 unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a Holder provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Debentures would be less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate; provided that the Trustee (or other conversion agent appointed by the Company) shall be under no duty or obligation to make the calculations described in Section 16.01(a)(ii) hereof or to determine whether the Debentures are convertible pursuant to such section. For the avoidance of doubt, the Company shall make the calculations described in Section 16.01(a)(ii), using the Trading Price provided by the Trustee (or other conversion agent appointed by the Company).

                The Trustee (or other conversion agent appointed by the Company) shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee's duties and obligations pursuant to Section 16.01(a)(i) and Section 16.01(a)(ii) hereof (or those of other conversion agent appointed by the Company) (including without limitation the calculation or determination of the Conversion Price, the Closing Sales Price and the Trading Price), and the Company agrees, if requested by the Trustee (or other conversion agent appointed by the Company), to cooperate with, and provide assistance to, the Trustee (or other conversion agent appointed by the Company) in carrying out its duties under this Section 16.01; provided, however, that nothing herein shall be construed to relieve the Trustee of its duties pursuant to Section 16.01(a)(i) and Section 16.01(a)(ii) hereof.

                (b) In addition, if:

                        (i) (A) the Company distributes to all holders of its Common Stock rights or warrants entitling them (for a period expiring within 45 days of the record date for the determination of the stockholders entitled to receive such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the Closing Sale Price of the Common Stock for the Trading Day immediately preceding the date such distribution is first publicly announced by the Company, or (B) the Company distributes to all holders of its Common Stock, cash or other assets, debt securities or rights to purchase its securities,

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                where the Fair Market Value of such distribution per share of
                Common Stock exceeds 15% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date such distribution is first publicly announced by the Company, then, in either case, the Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such distribution, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place; provided that no adjustment to the Conversion Price or the ability of a Holder of a Debenture to convert will be made if the Holder will otherwise participate in such distribution without conversion; or

                        (ii) any event constituting a Fundamental Change (without regard to the 90% Condition) occurs, then the Debentures may be converted at any time during the Designated Event Conversion/Repurchase Period.

                "EX-DIVIDEND TIME" means, with respect to any distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such distribution.

                (c) If the Company engages in any reclassification of the Common Stock (other than a subdivision or combination to which 16.04(c) applies, or a change in par value, or from par value to no par value, or from no par value to par value) or is party to a consolidation, merger, or transfer of all or substantially all of its assets pursuant to which holders of Common Stock would be entitled to receive cash, securities or other property, then at the effective time of such transaction, the Conversion Obligation and the Conversion Settlement Distribution, to the extent relating to amounts of the Conversion Settlement Distribution to be settled in shares of Common Stock, shall be based on the applicable Conversion Rate and the kind and amount of cash, securities or other property that a holder of one share of the Common Stock would have received in such transaction (such property, collectively, the "EXCHANGE PROPERTY"). In addition, if a Holder converts Debentures following the effective time of any such transaction, any amounts of the Conversion Settlement Distribution to be settled in shares of Common Stock shall be paid in such Exchange Property rather than shares of Common Stock.

                (d) A Debenture in respect of which a Holder is electing to exercise its option to require redemption upon a Designated Event pursuant to
Section 3.05 or repurchase pursuant to Section 3.06 may be converted only if such Holder withdraws its election in accordance with Section 3.05(b) or Section 3.08, respectively. A Holder of Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted his Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article 16.

                Section 16.02. Exercise Of Conversion Privilege; Issuance Of Common Stock On Conversion; No Adjustment For Interest Or Dividends. In order to exercise the conversion privilege with respect to any Debenture in certificated form, the Company must receive at the

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office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, such Debenture with the original or facsimile of the form entitled "CONVERSION NOTICE" on the reverse thereof, duly completed and manually signed, together with such Debentures duly endorsed for transfer, accompanied by the funds, if any, required by the penultimate paragraph of this Section 16.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to
Section 16.07.

                In order to exercise the conversion privilege with respect to any interest in a Global Debenture, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this
Section 16.02 and any transfer taxes if required pursuant to Section 16.07.

                In order to validly exercise the conversion privilege under this
Section 16.02, a conversion must be effected prior to the expiration of the period of time set forth in the applicable clause of Section 16.01. Each conversion shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date on which the requirements set forth above in this
Section 16.02 have been satisfied as to such Debenture (or portion thereof) (the "CONVERSION DATE"), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the holder of record thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Debenture shall be surrendered.

                Subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Debentureholder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), the Company shall, on the Conversion Settlement Date, (i) pay the cash component (including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled) of the Conversion Obligation determined pursuant to Section 16.03 to the Holder of a Debenture surrendered for conversion, or such Holder's nominee or nominees,
(ii) (A) provided the conversion agent is participating in the Depositary's Fast Automated Securities Transfer Program, issue, or cause to be issued, and deliver such aggregate number of shares of Common Stock to which the applicable Debentureholder shall be entitled as part of such Conversion Obligation to such Debentureholder's or its nominee's or nominees' balance account with the Depositary through its Deposit Withdrawal Agent Commission system or (B) if the conversion agent is not participating in the Depositary's Fast Automated Securities Transfer Program, issue, or cause to be issued, and deliver to the conversion agent or to such Debentureholder, or such Debentureholder's nominee or nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture or portion thereof as determined by the Company in accordance with the provisions of this Article
16. In case any Debenture of a denomination

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

greater than $1,000 shall be surrendered for partial conversion, and subject to
Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Debenture so surrendered, without charge to him, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

                Any Debenture or portion thereof surrendered for conversion during the period from the close of business on the Record Date for any interest payment date to the close of business on the Business Day preceding the following interest payment date (excluding (1) Debentures or portions thereof presented for purchase pursuant to Article 3 hereof on a Designated Event Repurchase Date occurring during the period beginning at the close of business on a Record Date and ending at the opening of business on the next succeeding interest payment date or (2) Debentures that are submitted for conversion between the Record Date for the final interest payment and the opening of business on the final interest payment date) shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Debenture. Notwithstanding the foregoing, upon conversion, a Debentureholder shall be entitled to receive any accrued and unpaid Liquidated Damages to, but not including, the Conversion Date, it being understood that no Liquidated Damages shall accrue after such conversion. Except as provided above in this Section 16.02, no payment or other adjustment shall be made for interest accrued on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article 16.

                Upon the conversion of an interest in a Global Debenture, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby.

                Upon the conversion of a Debenture, that portion of the accrued but unpaid interest, attributable to the period from the issue date of the Debenture to the Conversion Date, with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of cash and shares of the Common Stock, if any, (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Debenture being converted pursuant to the provisions hereof; and the cash and the Fair Market Value of such shares of Common Stock, if any, (together with any such cash payment in lieu of fractional shares) shall be treated as delivered, to the extent thereof, first in exchange for and in satisfaction of the Company's obligation to pay the principal amount of the converted Debenture, the accrued but unpaid interest, through the Conversion Date from the issue date, and the balance, if any, of such cash and Fair Market Value of such Common Stock, if any (and any such cash payment in lieu of fractional shares), shall be treated as delivered in exchange for and in satisfaction of the right to convert the Debenture being converted pursuant to the provisions hereof.

                (b) No holder shall have the right to convert any portion of such Debenture, to the extent that after giving effect to such conversion, such holder (together with such holder's

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Affiliates) would beneficially own in excess of 9.99% of the number of shares of
Common Stock outstanding immediately after giving effect to such conversion (the "CONVERSION LIMITATION"). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of a Debenture with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of any Debenture beneficially owned by such holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 16.02, in determining the number of outstanding shares of Common Stock, such holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent annual, quarterly or current report on Form 10-K, 10-Q or Form 8-K, respectively, as the case may be; (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Debenture, by such holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Trustee and the Company, any holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Trustee and the Company, and (ii) any such increase or decrease will apply only to the holder sending such notice and not to any other holder of Debentures. Notwithstanding the foregoing, the Conversion Limitation shall not be applicable (i) on any of the ten Trading Days up to and including the maturity date or (ii) during the Designated Event Conversion/Repurchase Period.

                (c) In no event shall the shares issuable upon conversion of each $1,000 principal amount of Debentures pursuant to Section 16.01 plus the shares issuable pursuant to Section 5.01 hereof be in excess of 157.2248 shares of Common Stock (subject to appropriate adjustment for any stock dividend, stock split, stock combination or other similar transaction, the "CONVERSION SHARES CAP").

                Section 16.03. Payment Upon Conversion. (a) Upon conversion of Debentures, the Company shall deliver to Holders surrendering Debentures for conversion, for each $1,000 principal amount of Debentures, a settlement amount (the "CONVERSION SETTLEMENT DISTRIBUTION") on the Conversion Settlement Date consisting of:

                        (i) a cash amount (the "CASH AMOUNT") equal to the lesser of $1,000 and the Conversion Value; and

                        (ii) to the extent the Conversion Value exceeds $1,000, a number of shares of Common Stock (the "RESIDUAL VALUE SHARES") equal to the sum of the Daily Share Amounts for each Trading Day of the Conversion Reference Period,

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

                subject to the Company's right to deliver cash in lieu of all or a portion of such Residual Value Shares.

                The "DAILY SHARE AMOUNT" means, for any Trading Day, a number of shares of Common Stock equal to the quotient of:

                        (I)(A) the product of (x) the Closing Sale Price of the
                Common Stock on that Trading Day, multiplied by (y) the Conversion Rate in effect on the Conversion Date, minus (B) $1,000, divided by

                        (II) the product of (A) the Closing Sale Price of the
                Common Stock on that Trading Day, multiplied by (B) 20.

                Notwithstanding the foregoing, the Company may elect to pay cash to the Holders of the Debentures surrendered for conversion in lieu of all or a portion of the Residual Value Shares issuable upon conversion of such Debentures. If the Company elects to pay cash for all or a portion of the Residual Value Shares in lieu of delivery of the Common Stock, it shall inform the Holders who have surrendered their Debentures for conversion through the Trustee of the dollar amount to be satisfied in cash (expressed as a percentage of each Residual Value Share that will be paid in cash in lieu of shares of the Common Stock) at any time on or before the date that is three (3) Business Days following the Company's receipt of such Conversion Notice ("CASH SETTLEMENT NOTICE PERIOD"). If the Company timely elects to pay cash for any portion of the shares of Common Stock otherwise issuable to the Holders of the Debentures, each Holder may retract its respective Conversion Notice at any time during the two Business Day period immediately following the Cash Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"). If the Company does not make such an election, no such retraction can be made (and a Conversion Notice shall be irrevocable). The amount of cash payable to the Holders in respect of each Residual Value Share otherwise issuable upon conversion shall equal the sum of the Residual Cash Value (as defined below) for such share of Common Stock calculated for each day of the Conversion Reference Period. The "RESIDUAL CASH VALUE" for any Trading Day shall be the product of (1) the percentage of each Residual Value Share otherwise issuable upon conversion that the Company elects to pay in cash, multiplied by (2) the cash value of the Daily Share Amount for such Trading Day. The cash value of the Daily Share Amount for any Trading Day shall be an amount equal to the product of (A) the Daily Share Amount for such Trading Day, multiplied by (B) the Closing Sale Price of the Common Stock for such Trading Day.

                The Company shall not issue fractional shares of Common Stock upon conversion of the Debentures. Instead, the Company shall pay the cash value of such fractional shares in accordance with Section 16.04. In addition, if the Company chooses to settle all or any portion of the Residual Value Shares in cash in connection with conversions within 20 Trading Days prior to June 15, 2012, the Company shall send, on or prior to such date, a single notice to the Trustee of the Residual Value Shares to be satisfied in cash.

                The "CONVERSION VALUE" means the product of (1) the Conversion Rate in effect (plus any applicable Make-Whole Premium) and (2) the arithmetic average of the Closing Sale Prices of the Common Stock on each Trading Days during the Conversion Reference Period.

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

                The "CONVERSION REFERENCE PERIOD" with respect to any Debentures means the 20 consecutive Trading Days beginning on the second Trading Day after the Conversion Date, or if the Company elects to pay cash to Holders in lieu of all or a portion of the Residual Value Shares, the second Trading Day after the Conversion Retraction Period ends, except in circumstances where conversions occur within 20 Trading Days prior to June 15, 2012, in which case the Conversion Reference Period will be the 20 consecutive Trading Days beginning on the fifth Trading Day following June 15, 2012.

                (b) If a Holder tenders Debentures for conversion and the Conversion Value is being determined at a time when the Debentures are convertible into Exchange Property, the Conversion Value of each Debenture shall be determined based on the kind and amount of such Exchange Property and the value thereof during the Conversion Reference Period. Settlement of Debentures tendered for conversion after the effective date of any transaction giving rise to Exchange Property shall be as set forth above.

                For the purposes of this Section, the Closing Sale Price of the Common Stock shall be deemed to equal the sum of (A) 100% of the value of any Exchange Property consisting of cash received per share of Common Stock, (B) the Closing Sale Price of any Exchange Property received per share of Common Stock consisting of securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market and (C) the Fair Market Value of any other Exchange Property received per share, as determined by two independent nationally recognized investment banks selected by the Company for this purpose. Settlement (in cash and/or shares) in such circumstances will occur on the third Business Day following the date the Conversion Settlement Distribution is determined.

                Section 16.04. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash at the current market price thereof to the Holder of Debentures. The current market price of a share of the Common Stock for purposes of this Section 16.04 shall be the Closing Sale Price of the Common Stock on the last Trading Day immediately preceding the day on which the Debentures (or specified portions thereof) are deemed to have been converted.

                Section 16.05. Adjustment Of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

                (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

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

                        (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

                        (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 16.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                (b) In case the Company shall issue rights, options or warrants to all or substantially all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock (or securities convertible into or exerciseable or exchangeable for Common Stock) at a price per share (or having a conversion exercise or exchange price per share) less than the Current Market Price on the date fixed for determination of stockholders entitled to receive such rights, options or warrants (treating the conversion, exercise or exchange price per share of the securities convertible into or exercisable or exchangeable for Common Stock as equal to (x) the sum of
(i) the price for a unit of the security convertible into or exercisable or exchangeable for Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into or exercise or exchange of such security for Common Stock divided by (y) the number of shares of Common Stock initially underlying such security) the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights, options or warrants (or securities convertible into or exerciseable or exchangeable for Common Stock) by a fraction,

                        (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights, options or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase (or into which the securities so offered are convertible, exchangeable or exerciseable), and

                        (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights, options or warrants plus the number of shares (or the aggregate conversion, exercise or exchange

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

                price of the securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion, exercise or exchange of such securities by the applicable conversion, exercise or exchange price per share of Common Stock pursuant to the terms of such securities) that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price.

                Such adjustment shall be successively made whenever any such rights, options or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights, options or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on conversion, exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock a portion of its assets (including cash and shares of a Subsidiary) or debt or other securities issued by the Company or certain rights to purchase the Company's securities (including securities, but excluding any rights, options or warrants referred to in Section 16.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 16.05(a) (any of the foregoing hereinafter in this Section 16.05(d)) called the "SECURITIES")), then, in each such case (unless the Company elects to reserve such Securities for distribution to the Debentureholders upon the conversion of the Debentures so that any such Holder converting Debentures will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Securities which such Holder would have received if such Holder had converted its Debentures into Common Stock immediately prior to the Record Date) the Conversion Rate shall be increased so that the

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

same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

                        (i) the numerator of which shall be the Current Market Price on such Record Date; and

                        (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Securities so distributed applicable to one share of Common Stock, such adjustment to be made successively whenever any such distribution is made and shall become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive upon conversion the amount of Securities such Holder would have received had such Holder converted each Debenture on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 16.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date. Notwithstanding the foregoing, if the Securities distributed by the Company to all holders of its Common Stock consists of capital stock of, or similar equity interests in, a Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction:

                        (i) the numerator of which shall be the sum of (x) the average Closing Sale Price of the Common Stock over the ten
                (10) consecutive Trading Day period (the "SPINOFF VALUATION PERIOD") commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences on the Common Stock on the Nasdaq National Market or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the Securities so distributed applicable to one share of Common Stock; and

                        (ii) the denominator of which shall be the arithmetic average of the Closing Sale Prices of the Common Stock over the Spinoff Valuation Period,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that the Company may in lieu of the foregoing adjustment

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

make adequate provision so that each Debentureholder shall have the right to receive upon conversion the amount of Securities such Holder would have received had such Holder converted each Debenture on the Record Date with respect to such distribution.

                In case the Company shall, by dividend or otherwise, at any time distribute (a "TRIGGERING DISTRIBUTION") to all or substantially all holders of its Common Stock cash, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Business Day immediately preceding the day on which such Triggering Distribution is declared ("DECLARATION DATE") by a fraction of which:

                        (i) the numerator shall be such Current Market Price per share of the Common Stock (as determined in accordance with subsection (6) of this Section 4.6(a)) on the Declaration Date; and

                        (ii) the denominator of which shall be the Current Market Price per share of the Common Stock (as determined in accordance with subsection (6) of this Section 4.6(a)) on the Declaration Date less the sum of the Triggering Distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Declaration Date).

such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

                Rights, options or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and
(iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 16.05 (and no adjustment to the Conversion Rate under this Section 16.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this
Section 16.05(d). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 16.05 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed, purchased by the Company or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect

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to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

                No adjustment of the Conversion Rate shall be made pursuant to this Section 16.05(d) in respect of rights, options or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights, options or warrants are actually distributed, or reserved by the Company for distribution to Holders of Debentures upon conversion by such Holders of Debentures to Common Stock.

                For purposes of this Section 16.05(d) and Section 16.05(a) and
(b), any dividend or distribution to which this Section 16.05(d) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 16.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Sections 16.05(a) and 16.05(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights, options or warrants" and "the date fixed for such determination" within the meaning of Section 16.05(a) and 16.05(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 16.05(a).

                (e) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire (such date, the "EXPIRATION DATE") and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made on the Expiration Date exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                        (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and

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                not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

                        (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

                (f) For purposes of this Section 16.05, the following terms shall have the meaning indicated:

                        (i) "CURRENT MARKET PRICE" shall mean the arithmetic average of the Closing Sale Prices of the Common Stock for the ten consecutive Trading Days selected by the Company commencing no more than 30 Trading Days before and ending not later than the earlier of such date of determination and the day before the "EX" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "EX" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price of the Common Stock was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

                If another issuance, distribution, subdivision or combination to which Section 16.05 applies occurs during the period applicable for calculating "CURRENT MARKET PRICE" pursuant to the definition in the preceding paragraph, "CURRENT MARKET PRICE" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

                        (ii) "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

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                        (iii)   "RECORD DATE" shall mean, for purposes of this
                Section 16.05, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                        (iv) "TRADING DAY" shall mean (w) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another U.S. national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (y) if the applicable security is not so listed, days on which such security is traded regular way in the over-the-counter market and for which a closing bid and closing asking price for such security are available or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                (g) The Company may make such increases in the Conversion Rate, in addition to those required by Section 16.05(a), (b), (c) or (d) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of the Debentures a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

                (h) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Debenture at his last address appearing on the Debenture Register provided for in Section 2.05 of this

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Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                (i) In any case in which this Section 16.05 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 16.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 16.05(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 16.05(e), (each a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Debenture converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 16.04. For purposes of this
Section 16.05(i), the term "ADJUSTMENT EVENT" shall mean:

                        (i) in any case referred to in clause (1) hereof, the occurrence of such event,

                        (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

                        (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

                        (iv)    in any case referred to in clause (4) or clause
                (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

                (j) For purposes of this Section 16.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                (k) No adjustment pursuant to this Section 16.05 shall cause the Conversion Price to be less than the Average Closing Price, as appropriately adjusted for any stock dividend, stock split, stock combination or similar transaction.

                Section 16.06. Effect Of Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur, namely: (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 16.05(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other

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

property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for the conversion and settlement of the Debentures as provided in this Indenture (including, without limitation, Sections 16.02 and Section 16.03). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 16.

If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the Exchange Property receivable thereupon by a holder of Common Stock includes shares of stock or other securities or other property or assets of a corporation other than the successor or purchasing Person, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the Holders of the Debentures as the Board of Directors shall consider reasonably necessary.

                (b) The Conversion Obligation with respect to each $1,000 principal amount of Debentures converted following the effective date of any such transaction, shall be calculated (as provided in clause (c) below) based on the Exchange Property assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of Exchange Property receivable upon such consolidation, merger, sale or conveyance (provided that, if the Exchange Property receivable upon such consolidation, merger, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 16.05 the Exchange Property receivable upon such consolidation, merger, binding share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).

                (c) The Conversion Obligation in respect of any Debentures converted following the effective date of any such transaction shall be computed in the same manner as set forth in Section 16.03(a) except that (1) the Conversion Reference Period shall be the 10 Trading Day period beginning on the second Trading Day after the Conversion Date (or, in the event the Conversion Date is on the Business Day prior to the maturity, the 10 Trading Day period beginning on the second Trading Day after the maturity), and (2) if the Debentures become convertible into Exchange Property, the Closing Sale Price of the Common Stock shall be deemed to equal the sum of (A) 100% of the value of any Exchange Property consisting of cash received per share of Common Stock, (B) the Closing Sale Price of any Exchange Property received per share of Common Stock consisting of securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market and (C) the Fair Market Value of any other Exchange Property received per share, as determined by two independent nationally recognized investment banks selected by the Company for this purpose. Settlement (in cash and/or shares) shall occur on the third Business Day following the date the Conversion Settlement Distribution is determined, provided, that any amount of the Conversion Settlement Distribution to be delivered in shares of Common Stock shall be paid in Exchange Property rather than shares of Common Stock. If the Exchange Property includes more than one kind of property, the amount of Exchange Property of each kind to be delivered shall be in the

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

proportion that the value of the Exchange Property (as calculated pursuant to Section 16.03) of such kind bears to the value of all such Exchange Property. If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a Holder of Debentures being converted, the Company shall deliver cash in lieu of such fractional share or unit based on the value of the Exchange Property.

                The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Debentures, at its address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                If this Section 16.06 applies to any event or occurrence,
Section 16.05 shall not apply.

                Section 16.07. Taxes On Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                Section 16.08. Reservation of Shares, Shares to Be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

                Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

                The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures (or as a Make-Whole Premium) will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any

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

governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

                The Company further covenants that, if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debenture; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

                Section 16.09. Responsibility Of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 16. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 16.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 16.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                Section 16.10. Notice To Holders Prior To Certain Actions. In case:

                (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 16.05; or

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

                (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Debentures at his address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                Section 16.11. Stockholder Rights Plans. If the rights provided for in any future rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Debentures would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Debentures, the conversion rate will be adjusted as if the Company distributed to all holders of Common Stock a portion of its assets (including cash and shares of a Subsidiary) or debt or other securities issued by the Company or certain rights to purchase the Company's securities (including securities but excluding rights or warrants to purchase Common Stock issued to all holders of Common Stock, Common Stock issued as a dividend or distribution on Common Stock and cash distributions) as described in Section 16.05(d), subject to readjustment in the event of the expiration, termination or redemption of the rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Debentures the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

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                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

                Section 17.01. Provisions Binding On Company's Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

                Section 17.02. Official Acts By Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

                Section 17.03. Addresses For Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Debentures on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: to Impax Laboratories, Inc., 3735 Castor Avenue, Philadelphia, PA 19124, Telecopier No: 215-289-2223, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Telecopier No: 212-525-1300, Attention: Corporate Trust & Loan Agency.

                The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

                Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Debenture Register and shall be sufficiently given to him if so mailed within the time prescribed.

                Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                Section 17.04. Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

                Section 17.05. Evidence Of Compliance With Conditions Precedent, Certificates To Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture

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

relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                Section 17.06. Legal Holidays. In any case in which the date of maturity of interest on or principal of the Debentures or the redemption date of any Debenture will not be a Business Day, then payment of such interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption date, and no interest shall accrue for the period from and after such date.

                Section 17.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Debentures issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 17.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in an indenture qualified under the Trust Indenture Act, such required or deemed provision shall control.

                Section 17.08. No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

                Section 17.09. Benefits Of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Debenture Registrar and their successors hereunder and the Holders of Debentures any benefit or any legal or equitable right, remedy or claim under this Indenture.

                Section 17.10. Table Of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03 and 3.05, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 9.09.

                Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

                Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all Holders of Debentures as the names and addresses of such Holders appear on the Debenture Register.

                The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

                The provisions of Sections 9.02, 9.03, 9.04 and 10.03 and this
Section 17.11 shall be applicable to any authenticating agent.

                Section 17.12. Execution In Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                Section 17.13. Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                HSBC Bank USA, National Association, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

                IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                                        IMPAX LABORATORIES, INC.


                                        By:  /s/ Barry R. Edwards
                                             -----------------------------------
                                             Name:    Barry R. Edwards
                                             Title:   Chief Executive Officer

                                        HSBC BANK USA, NATIONAL ASSOCIATION, as
                                        Trustee


                                        By:  /s/ Frank J. Godino
                                             -----------------------------------
                                             Name:  Frank J. Godino
                                             Title: Vice President

                                                                       EXHIBIT A

                [Include only for Global Debentures:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Debentures that are Restricted Securities]

[THE DEBENTURE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS DEBENTURE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS DEBENTURE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE EXCEPT
(A) TO IMPAX LABORATORIES, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO HSBC BANK USA, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE

TO SALES OF THIS DEBENTURE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR
ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO HSBC BANK USA, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE DEBENTURE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS DEBENTURE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTION.]

                            IMPAX LABORATORIES, INC.

             3.5% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE 2012

                                                      CUSIP:  45256B AC 5

No. ___                                                           $[___________]

                Impax Laboratories, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "COMPANY", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to
[               ] or its registered assigns, the aggregate principal sum set forth on Schedule I hereto on June 15, 2012 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on June 15 and December 15 of each year, commencing December 15, 2005, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3.5%, from the June 15 or December 15, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid or duly provided for on the Debentures, in which case from June 27, 2005 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any June 1 or December 1, as the case may be, and before the following June 15 or December 15, this Debenture shall bear interest from such June 15 or December 15; provided that if the Company shall default in the payment of interest due on such June 15 or December 15, then this Debenture shall bear interest from the next preceding June 15 or December 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Debenture, from June 27, 2005. Except as otherwise provided in the Indenture, the interest payable on the Debenture pursuant to the Indenture on any June 15 or December 15 will be paid to the Person entitled thereto as it appears in the Debenture Register at the close of business on the Record Date, which shall be the June 1 or December 1 (whether or not a Business
Day) next preceding such June 15 or December 15, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

                The Company promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate of 1% per annum.

                Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Debenture the right to convert this Debenture into cash and Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the

Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

                This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

                IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.


                                            IMPAX LABORATORIES, INC.


                                            By: ________________________________


                                            By: ________________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

HSBC BANK USA, NATIONAL ASSOCIATION,
         as Trustee

By: ________________________________
         Authorized Signatory


                          , or


By: ________________________________
         As Authenticating Agent
         (if different from Trustee)


         By:________________________
            Authorized Signatory

                          FORM OF REVERSE OF DEBENTURE

                            IMPAX LABORATORIES, INC.

             3.5% CONVERTIBLE SENIOR SUBORDINATED DEBENTURE DUE 2012

                This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 3.5% Convertible Senior Subordinated Debentures Due 2012 (herein called the "DEBENTURES"), limited in aggregate principal amount to $75,000,000, issued and to be issued under and pursuant to an Indenture dated as of June 27, 2005 (herein called the "INDENTURE"), between the Company and HSBC Bank USA, National Association, as trustee (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.

                In case an Event of Default shall have occurred and be continuing, the principal of, premium, if any, and accrued interest, on all Debentures may be declared by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debentures; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable upon redemption or repurchase thereof, or impair the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or change the obligation of the Company to redeem any Debenture on a redemption date in a manner adverse to the Holders or change the obligation of the Company to redeem any Debenture upon the happening of a Designated Event in a manner adverse to the Holder of the Debentures, or change the obligation of the Company to repurchase any Debenture on a Repurchase Date in a manner adverse to the Holder of the Debentures, or impair the right to convert the Debentures into Common Stock subject to the terms set forth in the Indenture, including
Section 16.06 thereof, without the consent of the Holder of each Debenture so affected, or modify any of the provisions of Section 12.02 or Section 8.07 thereof, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Debenture so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 6.01 thereof, or reduce the quorum or voting requirements set forth in Article 11 or change the provisions of Article 4 in a manner adverse to the Holders of Debentures, or modify in any manner the calculation of the Make-Whole Premium, or change the ranking of the Debentures in a manner adverse to the Holders of the

Debentures, (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Debentures then outstanding. Subject to the provisions of the Indenture, the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the Holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of interest, or any premium on, or the principal of, any of the Debentures, (B) a failure by the Company to convert any Debentures into Common Stock of the Company, (C) a default in the payment of the redemption price pursuant to Article 3 of the Indenture, (D) a default in the payment of the purchase price pursuant to
Article 3 of the Indenture, or (E) a default in respect of a covenant or provisions of the Indenture which under Article 12 of the Indenture cannot be modified or amended without the consent of the Holders of each or all Debentures then outstanding or affected thereby. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

                The Debentures shall be senior, subordinated, unsecured obligations of the Company and shall rank (a) pari passu with all other existing or future senior, subordinated, unsecured obligations of the Company allowed pursuant to Section 6.12 of this Indenture, (b) senior in right of payment to the 1.250% Debentures and any future subordinated obligations of the Company and
(c) junior to the Designated Senior Indebtedness and other Senior Indebtedness allowed pursuant to Section 6.12 of the Indenture. The Debentures shall constitute "Senior Indebtedness", and the Company hereby specifically designates the Debentures as "Designated Senior Indebtedness", in each case, under the 2004 Indenture.

                The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

                No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest, on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

                Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

                The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

                The Debentures may not be redeemed, in whole or in part, at the option of the Company at any time prior to maturity.

                The Debentures are not subject to redemption through the operation of any sinking fund.

                If a Designated Event occurs at any time prior to maturity of the Debentures, this Debenture will be redeemable on a Designated Event Repurchase Date, at the option of the Holder of this Debenture at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a Record Date and on or prior the corresponding interest payment date, the interest payable on such interest payment date shall be paid to the Holder of this Debenture on the preceding June 1 or December 1, respectively. The Debentures will be redeemable in multiples of $1,000 principal amount. The Company (or, at its request, the Trustee) shall mail to all Holders of the Debentures a notice of a Designated Event and of the redemption right arising as a result thereof within 10 days after the Company knows of the occurrence of such Designated Event. For a Debenture to be so redeemed at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a written notice of purchase (a "DESIGNATED EVENT REPURCHASE NOTICE") together with such Debenture, duly endorsed for transfer, prior to the close of business on the Business Day before the Designated Event Repurchase Date.

                The Company shall pay a Make-Whole Premium on the Designated Event Repurchase Date on all Debentures presented for conversion in connection with a Fundamental Change in accordance with the terms of the Indenture. The Company may make the Make-Whole Premium in shares of Common Stock or in the same form of consideration into which shares of Common Stock have been converted in connection with the applicable Fundamental Change; provided, however, that in the event that the Company is prohibited by operation of Article 4 from paying any of the Make-Whole Premium payable in cash by virtue of Exchange Property being comprised of cash, the Company shall pay such premium solely by the delivery of shares of Common Stock. The Company shall specify the type of consideration for the Make-Whole Premium in the Designated Event Notice.

                Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on June 15, 2009 in whole multiples of $1,000 at a purchase price of 100% of the principal amount, plus any accrued and unpaid interest, on such Debenture up to the Repurchase Date. To exercise such right, a Holder shall deliver to the Trustee such Debenture with the form entitled "REPURCHASE NOTICE" on the reverse thereof duly completed, together with the Debenture, duly endorsed for transfer, at any time from the opening of business on the date that is twenty-three Business Days prior to such Repurchase Date until the close of business on the date that is three Business Days prior to such Repurchase Date, and shall deliver the Debentures to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

                Holders have the right to withdraw any Repurchase Notice by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal prior to the date that is three Business Days prior to the Repurchase Date, all as provided in the Indenture.

                If cash, sufficient to pay the purchase price of all Debentures or portions thereof to be purchased as of the Repurchase Date is deposited with the Trustee (or other paying agent appointed by the Company), on or prior to the Repurchase Date, interest will cease to accrue on such Debentures (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the purchase price upon surrender of such Debenture.

                Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the final maturity date of the Debentures, the Holder hereof has the right, at its option, to convert the principal amount of the Debentures into cash and fully paid and non-assessable shares of Common Stock, as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Debenture with the form entitled "CONVERSION NOTICE" on the reverse hereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such Holder, the Corporate Trust Office, together with this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The Company will notify the Holder thereof of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture.

                No adjustment in respect of interest on any Debenture converted or dividends on any shares issued upon conversion of such Debenture will be made upon any conversion except as set forth in the next sentence. If this Debenture (or portion hereof) is surrendered for conversion during the period from the close of business on any Record Date for the payment of interest to the close of business on the Business Day preceding the following interest payment date (excluding (1) Debentures or portions thereof presented for purchase pursuant to Article 3 of the Indenture on a Designated Event Repurchase Date occurring during the period beginning at the close of business on a Record Date and ending on the next succeeding interest payment date or (2) Debentures that are submitted for conversion between the Record Date for the final interest payment and the opening of business on the final interest payment date), this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such debenture. Notwithstanding the foregoing, upon conversion, a Debentureholder shall be entitled to receive any accrued and unpaid

Liquidated Damages to, but not including, the Conversion Date, it being understood that no Liquidated Damages shall accrue after such conversion.

                No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

                A Debenture in respect of which a Holder is exercising its right to require redemption upon a Designated Event or repurchase on a Repurchase Date may be converted only if such Holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

                Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without service charge except for any tax, assessment or other governmental charge imposed in connection therewith.

                The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture Registrar may deem and treat the Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

                No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                This Debenture shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to conflicts of laws principles thereof.

                Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

                The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -    as tenants in common           UNIF GIFT MIN ACT -___ Custodian ___
TEN ENT -    as tenant by the entireties    (Cust) (Minor)
JT TEN -     as joint tenants with right    under Uniform Gifts to Minors
             of survivorship and not as     Act____________________________
             tenants in common                           (State)

     Additional abbreviations may also be used though not in the above list.

                                CONVERSION NOTICE

TO:      IMPAX LABORATORIES, INC.
         HSBC BANK USA, NATIONAL ASSOCIATION

                The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and shares of Common Stock of Impax Laboratories, Inc., if any, in accordance with the terms of the Indenture referred to in this Debenture, and directs that the cash and shares, if any, issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below, together with evidence satisfactory to Impax Laboratories, Inc. and the Trustee of transfer, and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated: ______________________
                                                 _______________________________

                                                 _______________________________
                                                 Signature(s)

                                                 Signature(s) must be guaranteed
                                                 by an "ELIGIBLE GUARANTOR
                                                 INSTITUTION" meeting the
                                                 requirements of the Debenture
                                                 Registrar, which requirements
                                                 include membership or
                                                 participation in the Security
                                                 Transfer Agent Medallion
                                                 Program ("STAMP") or such other
                                                 "SIGNATURE GUARANTEE program"
                                                 as may be determined by the
                                                 Debenture Registrar in addition
                                                 to, or in substitution for,
                                                 STAMP, all in accordance with
                                                 the Securities Exchange Act of
                                                 1934, as amended.


                                                 _______________________________
                                                 Signature Guarantee

                Fill in the registration of shares of Common Stock if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

_______________________________
(Name)


_______________________________
(Street Address)


_______________________________
(City, State and Zip Code)


_______________________________
Please print name and address

Principal amount to be converted (if less than all):

$______________________________

Social Security or Other Taxpayer
 Identification Number:


_______________________________

                                DESIGNATED EVENT
                                REPURCHASE NOTICE

TO:   IMPAX LABORATORIES, INC.
      HSBC BANK USA, NATIONAL ASSOCIATION

                The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Impax Laboratories, Inc. (the "COMPANY") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Designated Event Repurchase Date to the Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: ______________________

                                          _______________________________

                                          _______________________________
                                          Signature(s)

                                          NOTICE: The above
                                          signatures of the holder(s)
                                          hereof must correspond with
                                          the name as written upon
                                          the face of the Debenture
                                          in every particular without
                                          alteration or enlargement
                                          or any change whatever.

                                          Principal amount to be
                                          repaid (if less than all):

                                          _______________________________

                                          _______________________________
                                          Social Security or Other
                                          Taxpayer Identification Number

                                   ASSIGNMENT

                For value received ______________________________hereby sell(s)
assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

                In connection with any transfer of the Debenture prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Debenture is being transferred:

                [ ]   To Impax Laboratories, Inc. or a subsidiary thereof; or

                [ ] To a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

                [ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

                [ ] Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Debenture has been transferred to Impax Laboratories, Inc. or a subsidiary thereof, the undersigned confirms that such Debenture is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

                Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: ______________________
                                          _______________________________

                                          _______________________________
                                          Signature(s)

                                          Signature(s) must be
                                          guaranteed by an "ELIGIBLE
                                          GUARANTOR INSTITUTION"
                                          meeting the requirements of
                                          the Debenture Registrar,
                                          which requirements include
                                          membership or participation
                                          in the Security Transfer
                                          Agent Medallion Program
                                          ("STAMP") or such other
                                          "SIGNATURE GUARANTEE
                                          PROGRAM" as may be
                                          determined by the Debenture
                                          Registrar in addition to,
                                          or in substitution for,
                                          STAMP, al in accordance
                                          with the Securities
                                          Exchange Act of 1934, as
                                          amended.

                                          _______________________________
                                          Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                                                                      Schedule I

                            IMPAX LABORATORIES, INC.
             3.5% Convertible Senior Subordinated Debenture Due 2012

No. _______

                                                    Notation Explaining Principal Amount    Authorized Signature of
   Date      Principal Amount                       Recorded                                Trustee or Custodian
------------ -------------------------------------- --------------------------------------- ---------------------------

------------ -------------------------------------- --------------------------------------- ---------------------------

------------ -------------------------------------- --------------------------------------- ---------------------------

------------ -------------------------------------- --------------------------------------- ---------------------------

EXHIBIT B

EXAMPLE MAKE-WHOLE PREMIUM TABLES

                                EXAMPLE TABLE #1

                               MAKE-WHOLE PREMIUM
                  (NUMBER OF ADDITIONAL SHARES OF COMMON STOCK)

                                 EFFECTIVE DATE

   STOCK
   PRICE       JULY 1, 2005   JULY 1, 2006   JULY 1, 2007   JULY 1, 2008   JULY 1, 2009   JULY 1, 2010   JULY 1, 2011   JULY 1, 2012
------------   ------------   ------------   ------------   ------------   ------------   ------------   ------------   ------------
   $16.19         14.25          14.25          14.25          14.25          14.25          14.25           14.25          0.00
   $17.00         12.89          12.64          12.37          12.08          11.31           9.92            9.91          0.00
   $18.00         11.47          11.11          10.67          10.15           8.62           8.03            7.53          0.00
   $19.00         10.29           9.85           9.31           8.63           7.33           6.54            5.66          0.00
   $20.00          9.31           8.81           8.20           7.43           6.28           5.36            4.21          0.00
   $22.50          7.44           6.89           6.23           5.42           4.46           3.41            2.00          0.00
   $25.00          6.15           5.62           4.98           4.23           3.37           2.35            1.04          0.00
   $27.50          5.22           4.72           4.14           3.46           2.69           1.76            0.64          0.00
   $30.00          4.51           4.06           3.53           2.93           2.24           1.42            0.48          0.00
   $35.00          3.51           3.15           2.72           2.24           1.69           1.06            0.36          0.00
   $40.00          2.82           2.53           2.19           1.81           1.36           0.86            0.30          0.00
   $45.00          2.32           2.08           1.81           1.50           1.13           0.72            0.25          0.00
   $50.00          1.92           1.74           1.51           1.26           0.96           0.61            0.22          0.00
   $55.00          1.61           l.46           l.27           l.06           0.81           0.52            0.19          0.00
   $60.00          1.36           1.23           1.08           0.91           0.70           0.45            0.16          0.00
   $65.00          1.15           1.04           0.92           0.77           0.60           0.39            0.14          0.00

EXHIBIT B

EXAMPLE MAKE-WHOLE PREMIUM TABLES

                                EXAMPLE TABLE #2

                               MAKE-WHOLE PREMIUM
                  (NUMBER OF ADDITIONAL SHARES OF COMMON STOCK)

                                 EFFECTIVE DATE

   STOCK
   PRICE       JULY 1, 2005   JULY 1, 2006   JULY 1, 2007   JULY 1, 2008   JULY 1, 2009   JULY 1, 2010   JULY 1, 2011   JULY 1, 2012
------------   ------------   ------------   ------------   ------------   ------------   ------------   ------------   ------------
   $17.00         13.57          13.57          13.57          13.57          13.57          13.57           13.57          0.00
   $18.00         12.07          11.80          11.52          11.20          10.31           9.16            9.07          0.00
   $19.00         10.81          10.44          10.02           9.49           8.07           7.49            6.97          0.00
   $20.00          9.75           9.31           8.80           8.14           6.91           6.16            5.29          0.00
   $22.50          7.76           7.24           6.63           5.84           4.87           3.90            2.60          0.00
   $25.00          6.39           5.86           5.24           4.49           3.63           2.63            1.32          0.00
   $27.50          5.40           4.90           4.32           3.64           2.86           1.92            0.76          0.00
   $30.00          4.66           4.20           3.67           3.05           2.35           1.51            0.53          0.00
   $35.00          3.62           3.24           2.81           2.32           1.75           1.10            0.37          0.00
   $40.00          2.91           2.61           2.26           1.86           1.40           0.88            0.31          0.00
   $45.00          2.40           2.15           1.87           1.54           1.16           0.74            0.26          0.00
   $50.00          2.00           1.80           1.57           1.30           0.99           0.63            0.22          0.00
   $55.00          1.69           1.52           1.33           1.11           0.84           0.54            0.19          0.00
   $60.00          1.43           1.29           1.13           0.95           0.72           0.47            0.17          0.00
   $65.00          1.21           1.10           0.97           0.81           0.63           0.40            0.14          0.00
   $70.00          1.03           0.94           0.83           0.70           0.54           0.35            0.13          0.00

                                       B-2